Filed pursuant to Rule 433(d)
Registration Statement No. 333-130961

Fremont Home Loan Trust 2006-A

Mortgage-Backed Certificates, Series 2006-A

$1,007,006,000 (Approximate)

Financial Asset Securities Corp.
Depositor

Fremont Investment & Loan
Originator, Seller, Sponsor and Servicer

Wells Fargo Bank, N.A.
Master Servicer and Trust Administrator

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov<http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supercedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

RBS Greenwich Capital Contacts:

Mortgage Finance	Phone	E-mail Address
Jim Raezer	(203) 618-6030	raezerj@rbsgc.com
Ara Balabanian	(203) 618-2435	ara.balabanian@rbsgc.com
Sean Curran	(203) 618-2426	currans@rbsgc.com

Trading	Phone	E-mail Address
Ron Weibye	(203) 625-6160	weibyer@gcm.com
Peter McMullin	(203) 625-6160	peter.mcmullin@gcm.com

Rating Agency Contacts:

Standard & Poor’s	Phone	E-mail Address
Sudhir Sharma	(212) 438-3047	sudhir_sharma@standardandpoors.com
Gabriel Wieder	(212) 438-3080	gabriel_wieder@sandp.com

Moody’s Investors Service	Phone	E-mail Address
Todd Swanson	(415) 274-1714	Todd.Swanson@moodys.com
Karen Romallo	(212) 553-0370	Karen.Ramallo@moodys.com

Fitch Ratings	Phone	E-mail Address
Rachel Brach	(212) 908-0224	Rachel.Brach@fitchratings.com
Randi Greenberg	(212) 908-0717	Randi.Greenberg@fitchratings.com

Preliminary Term Sheet	Date Prepared: April 27, 2006

Fremont Home Loan Trust 2006-A
Mortgage-Backed Certificates, Series 2006-A
$308,433,000 (Approximate)

Class(1,3)	Principal Amount ($)	WAL (Years) Call/Mat(2)	Payment Window Call/Mat(2)	Certificate Type	Scheduled Final Distribution Date	Expected Rating S&P/Moody’s/Fitch
1-A-1	$277,590,000	2.46/2.62	1-77/1-168	Floating Rate Super Seniors	May 2036	AAA/Aaa/AAA
1-A-2	$30,843,000	2.46/2.62	1-77/1-168	Floating Rate Senior Mezz	May 2036	AAA/Aaa/AAA
2-A-1	$179,400,000			Floating Rate Seq Seniors	May 2036	AAA/Aaa/AAA
2-A-2	$121,289,000			Floating Rate Seq Seniors	May 2036	AAA/Aaa/AAA
2-A-3	$141,373,000			Floating Rate Seq Seniors	May 2036	AAA/Aaa/AAA
2-A-4	$44,564,000			Floating Rate Seq Seniors	May 2036	AAA/Aaa/AAA
M-1	$75,474,000			Floating Rate Seq Subordinate	May 2036	AA/Aa2/AA+
M-2	$20,678,000			Floating Rate Seq Subordinate	May 2036	AA/Aa3/AA
M-3	$19,127,000	Not Marketed Hereby		Floating Rate Subordinate	May 2036	A+/A1/AA-
M-4	$18,610,000			Floating Rate Subordinate	May 2036	A/A2/A+
M-5	$17,059,000			Floating Rate Subordinate	May 2036	A-/A3/A
M-6	$16,542,000			Floating Rate Subordinate	May 2036	BBB+/Baa1/A-
M-7	$13,957,000			Floating Rate Subordinate	May 2036	BBB/Baa2/BBB+
M-8	$11,373,000			Floating Rate Subordinate	May 2036	BBB-/Baa3/BBB
M-9	$8,788,000			Floating Rate Subordinate	May 2036	BBB-/Ba1/BBB
M-10	$10,339,000			Floating Rate Subordinate	May 2036	BB+/Ba2/BBB-
Total	$1,007,006,000

(1)
The Class 1-A-1 and Class 1-A-2 are backed primarily by the cash flow from the Group 1 Mortgage Loans (as defined herein). The Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 are backed primarily by the cash flow from the Group 2 Mortgage Loans (as defined herein). The Subordinate Certificates are backed by the cash flow from the Mortgage Loans (as defined herein). The principal balance of each class of Offered Certificates (as defined herein) is subject to a 10% variance.

(2)	The WAL and Payment Windows for the Offered Certificates are shown to the Clean-up Call Date (as described herein) and to maturity. See “Pricing Prepayment Speed” herein.
(3)
The Senior Certificates and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates are priced to the Clean-up Call Date. The margin on the Senior Certificates will double and the margin on the Subordinate Certificates will be equal to 1.5x the original margin after the Clean-up Call Date.

Depositor:	Financial Asset Securities Corp.

Servicer, Originator Sponsor & Seller:	Fremont Investment & Loan (“Fremont”)

Lead Manager:	Greenwich Capital Markets, Inc. (“RBS Greenwich Capital”).

Co-Managers:	Barclay’s Capital Inc, Deutsche Bank Securities, Inc, Goldman, Sachs & Co, and JP Morgan Securities Inc.

Master Servicer & Trust Administrator:	Wells Fargo Bank, N.A.

Trustee:	HSBC Bank USA, National Association.

Offered Certificates:
The Class 1-A-1 and Class 1-A-2 Certificates (the “Group 1 Certificates”), the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates (together, the “Group 2 Certificates”, together with the Group 1 Certificates, the “Senior Certificates”), the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates (together, the “Class M Certificates” or the “Subordinate Certificates”). The Class 1-A-1, Class 1-A-2, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates are referred to herein as the “Offered Certificates.” The Senior Certificates together with the Subordinate Certificates are referred to herein as the “Certificates.”

Non-Offered Certificates:	The Class C, Class P, Class R and Class RX Certificates.

Federal Tax Status:	The Offered Certificates will represent, in part, ownership of REMIC regular interests for federal tax purposes.

Registration:	The Offered Certificates will be available in book-entry form through DTC and, upon request, through Clearstream, Luxembourg and the Euroclear System.

Cut-off Date:	The close of business on May 1, 2006.

Expected Pricing Date:	On or about May [3], 2006.

Expected Closing Date:	On or about May [10], 2006.

Distribution Date:	The 25th day of each month (or if not a business day, the next succeeding business day) commencing in June 2006.

Accrued Interest:	The price to be paid by investors for the Offered Certificates will not include accrued interest (settling flat).

Interest Accrual Period:
The interest accrual period for each Distribution Date with respect to the Offered Certificates will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 basis).

ERISA Eligibility:	The Certificates are not expected to be ERISA eligible. The Certificates may not be purchased by ERISA plans or with the assets of ERISA plans.

SMMEA Eligibility:	None of the Offered Certificates are expected to constitute “mortgage related securities” for purposes of SMMEA.

Optional Termination:
The terms of the transaction allow for an optional call of the Mortgage Loans by the Servicer and the retirement of the Offered Certificates (the “Clean-up Call”), which may be exercised once the aggregate principal balance of the Mortgage Loans is less than or equal to 10% the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Pricing Prepayment Speed:
The Offered Certificates will be priced based on the following collateral prepayment assumptions:

FRM Loans: 100% PPC (100% PPC: 4.6% - 23.0% CPR over 12 months, 23% thereafter)
ARM Loans:  100% PPC  (100% PPC: 4.0% - 35.0% CPR over 24 months, 35% thereafter)

Mortgage Loans:
As of the Cut-off Date, the aggregate principal balance of the mortgage loans described herein was approximately $1,033,549,219 consisting primarily of fixed and hybrid adjustable rate, fully amortizing and balloon, first and second lien, conforming and non-conforming balance mortgage loans (the “Mortgage Loans”). See attached collateral descriptions for more information.

The Mortgage Loans will be divided into the Group 1 Mortgage Loans and Group 2 Mortgage Loans.

As of the Cut-off Date, the “Group 1 Mortgage Loans” consisted of first and second lien, fixed rate and hybrid adjustable rate, conforming balance mortgage loans with an aggregate principal balance of approximately $396,339,136. Approximately 9.53% of the Group 1 Mortgage Loans have fixed rates and approximately 90.47% of the Group 1 Mortgage Loans have hybrid adjustable rates with an initial rate adjustment occurring approximately either two, three or five years following origination, and in each case following the initial fixed rate period adjust every six months thereafter. Approximately 2.96% of the Group 1 Mortgage Loans require the borrowers to make monthly payments only of accrued interest for the first 60 months.

As of the Cut-off Date, the “Group 2 Mortgage Loans” consisted primarily of first and second lien, fixed rate and hybrid adjustable rate, conforming and non-conforming balance mortgage loans with an aggregate principal balance of approximately $637,210,083. Approximately 9.82% of the Group 2 Mortgage Loans have fixed rates and approximately 90.18% of the Group 2 Mortgage Loans have hybrid adjustable rates with an initial rate adjustment occurring approximately either two, three or five years following origination, and in each case following the initial fixed rate period adjust every six months thereafter. Approximately 14.31% of the Group 2 Mortgage Loans require the borrowers to make monthly payments only of accrued interest for the first 60 months.

On or prior to the Closing Date, certain Mortgage Loans may be removed from the trust and certain other similar mortgage loans may be added to the trust.

Solely for determining the principal balances of the Offered Certificates in order to minimize the variance of the principal balance of the Offered Certificates as of the Closing Date, it is estimated but not guaranteed that the aggregate principal balance of the Mortgage Loans will be approximately $1,033,549,219 as of the Cut-off Date. It is not expected that the initial principal balance (or notional balance) of any class of Offered Certificates (as shown on the second page) will increase or decrease by more than 10% by the Closing Date.

Pass-Through Rate:	The “Pass-Through Rate” for the Senior and Subordinate Certificates will be equal to the lesser of (i) the related Formula Rate and (ii) the Net WAC Rate.

Formula Rate:	The “Formula Rate” for the Senior and Subordinate Certificates will be equal to the lesser of (i) the Base Rate for such Class and (ii) the Maximum Cap.

Base Rate:	The “Base Rate” for the Senior and Subordinate Certificates is One Month LIBOR plus the related margin.

Net WAC Rate:
The “Net WAC Rate” is a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to the weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans minus an amount, expressed as a per annum rate, equal to the sum of (x) the product of (i) any Net Swap Payment owed to the Swap Provider divided by the outstanding principal balance of the Mortgage Loans and (ii) 12 and (y) the product of (i) any Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event), payable by the Trust, divided by the outstanding principal balance of the Mortgage Loans and (ii) 12.

Maximum Cap:
The “Maximum Cap” for any Distribution Date will be a per annum rate equal to the weighted average Adjusted Net Maximum Mortgage Rates of the Mortgage Loans plus an amount, expressed as a per annum rate, equal to the product of (x) a fraction the numerator of which is equal to any Net Swap Payment made by the Swap Provider and the denominator of which is equal to the aggregate Principal Balance of the Mortgage Loans and (y) 12.

Adjusted Net Mortgage Rate:
The “Adjusted Net Mortgage Rate” for any Mortgage Loan will be equal to the mortgage rate for such Mortgage Loan less the sum of (i) the master servicing fee rate, (ii) the trust administration fee rate and (iii) the servicing fee rate.

Adjusted Net Maximum Mortgage Rate:
The “Adjusted Net Maximum Mortgage Rate” for any Mortgage Loan will be equal to the maximum mortgage rate for such Mortgage Loan (or the mortgage rate for such Mortgage Loan, if such Mortgage Loan has a fixed rate) less the sum of (i) the master servicing fee rate, (ii) the trust administration fee rate and (iii) the servicing fee rate.

Net WAC Rate Carryover Amount:
For any Distribution Date the “Net WAC Rate Carryover Amount” for any class of Offered Certificates is equal to the sum of (i) the excess, if any, of (a) the amount of interest that would have accrued on such Class based on the related Formula Rate over (b) the amount of interest accrued on such Class based on the Net WAC Rate and (ii) the unpaid portion of any Net WAC Rate Carryover Amount from the prior Distribution Date together with accrued interest on such unpaid portion at the related Formula Rate. Any Net WAC Rate Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of funds available.

Swap Yield Maintenance Agreement:
On the Closing Date, the Trustee will enter into a Swap Agreement with a notional amount equal to, on each Distribution Date, the lesser of (a) the Scheduled Maximum Swap Notional Amount multiplied by a factor of 250 and (b) the outstanding principal amount of the Certificates. Under the Swap Agreement, the Trust will be obligated to pay a monthly rate of [5.45]% on the notional amount (calculated on a 30/360 basis) as set forth in the Swap Agreement to the Swap Provider and the Trust will be entitled to receive an amount equal to one-month LIBOR on the notional amount (calculated on an actual/360 basis) as set forth in the Swap Agreement from the Swap Provider, until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (“Net Swap Payment”). See the attached schedule for the Scheduled Maximum Swap Notional Amount for each Distribution Date.

Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) by the Swap Administrator pursuant to the Pooling and Servicing Agreement and a swap administration agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.

Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Trust is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full generally, prior to distributions to Certificateholders.

In the event that the Trust receives a Swap Termination Payment, and a successor Swap Provider cannot be obtained, then such Swap Termination Payment will be deposited into a reserve account and the Swap Administrator, on each subsequent Distribution Date, will withdraw the amount of any Net Swap Payment due to the Trust (calculated in accordance with the terms of the original Swap Agreement) and administer such Net Swap Payment in accordance with the terms of the Pooling and Servicing Agreement and the swap administration agreement.

Credit Enhancement:	Consists of the following: 1) Excess Cashflow; 2) Swap Yield Maintenance Agreement; 3) Overcollateralization Amount; and 4) Subordination.

Excess Cashflow:	The “Excess Cashflow” for any Distribution Date will be equal to the available funds remaining after priorities 1) and 2) under “Priority of Distributions.”

Overcollateralization Amount:
The “Overcollateralization Amount” is equal to the aggregate principal balance of the Mortgage Loans over the aggregate certificate principal balance of the Senior Certificates and Subordinate Certificates. On the Closing Date, the Overcollateralization Amount will be equal to approximately 2.60% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. To the extent the Overcollateralization Amount is reduced below the Required Overcollateralization Target, Excess Cashflow and Net Swap Payments will be directed to build the Overcollateralization Amount until the Required Overcollateralization Amount is reached.

Required Overcollateralization Target:	On any Distribution Date, the “Required Overcollateralization Target” is equal to:
	(i)	prior to the Stepdown Date, 2.60% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, and
	(ii)	on or after the Stepdown Date, if no Trigger Event has occurred and is continuing, the greater of:
(a) 5.20% of the current principal balance of the Mortgage Loans
(b) 0.50% of the principal balance of the Mortgage Loans on the Cut-off Date (the “OC Floor”), and
	(iii)	during the occurrence and continuation of a Trigger Event, the Required Overcollateralization Target as of the previous Distribution Date.

Stepdown Date:	The earlier to occur of
	(i)	the Distribution Date on which the principal balance of the Senior Certificates has been reduced to zero and
	(ii)	the later to occur of
		(x)	the Distribution Date occurring in June 2009, and
		(y)	the first Distribution Date on which the Credit Enhancement Percentage with respect to the Senior Certificates is at least 46.20%.

Credit Enhancement Percentage:
The “Credit Enhancement Percentage” for a Distribution Date and any Certificate is equal to (i) the sum of (a) the aggregate principal balance of the Certificates subordinate to such Certificate and (b) the Overcollateralization Amount divided by (ii) the aggregate principal balance of the Mortgage Loans.

		Ratings (S/M/F)	Initial Credit Enhancement Percentage	Target Credit Enhancement Percentage on or After Stepdown Date
	Senior	AAA/Aaa/AAA	23.10%	46.20%
	M-1	AA/Aa2/AA+	15.80%	31.60%
	M-2	AA/Aa3/AA	13.80%	27.60%
	M-3	A+/A1/AA-	11.95%	23.90%
	M-4	A/A2/A+	10.15%	20.30%
	M-5	A-/A3/A	8.50%	17.00%
	M-6	BBB+/Baa1/A-	6.90%	13.80%
	M-7	BBB/Baa2/BBB+	5.55%	11.10%
	M-8	BBB-/Baa3/BBB	4.45%	8.90%
	M-9	BBB-/Ba1/BBB	3.60%	7.20%
	M-10	BB+/Ba2/BBB-	2.60%	5.20%

Trigger Event:
A “Trigger Event” is in effect on any Distribution Date on or after the Stepdown Date, if either (i) the 60+ delinquency percentage exceeds 34.64% of the current Credit Enhancement Percentage of the Senior Certificates or (ii) cumulative realized losses for the related Distribution Date as a percentage of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date are greater than:

Distribution Date	Percentage
June 2008 - May 2009	[1.50]% for the first month plus an additional 1/12th of [1.90]% for each month thereafter
June 2009 - May 2010	[3.40]% for the first month plus an additional 1/12th of [1.90]% for each month thereafter
June 2010 - May 2011	[5.30]% for the first month plus an additional 1/12th of [1.50]% for each month thereafter
June 2011 - May 2012	[6.80]% for the first month plus an additional 1/12th of [0.80]% for each month thereafter
June 2012 and thereafter	[7.60]%

43

Realized Losses:
If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan. The amount of such insufficiency is a “Realized Loss.” Realized Losses on the Mortgage Loans will, in effect, be absorbed first, by the Excess Cashflow, second, by the Net Swap Payments received under the Swap Yield Maintenance Agreement and third, by the reduction of the Overcollateralization Amount. Following the reduction of any Overcollateralization Amount to zero, all allocable Realized Losses will be applied in reverse sequential order, first to the Class M-10 Certificates, second to the Class M-9 Certificates, third to the Class M-8 Certificates, fourth to the Class M-7 Certificates, fifth to the Class M-6 Certificates, sixth to the Class M-5 Certificates, seventh to the Class M-4 Certificates, eighth to the Class M-3 Certificates, ninth to the Class M-2 Certificates, tenth to the Class M-1 Certificates and then, in the case of any remaining Realized Losses on the Group 1 Mortgage Loans, to the Class 1-A-2 Certificates. Realized Losses will not be allocated to any of the Class A Certificates (except for the Class 1-A-2 Certificates to the limited extent described above).

Priority of
Distributions:	Available funds from the Mortgage Loans after deducting or adding any Net Swap Payments, as appropriate, will be distributed as follows:

1) Interest funds as follows: first to pay master servicing fees, trust administration fees and servicing fees, second monthly interest plus any previously unpaid interest to the Senior Certificates on a pro-rata basis based on the entitlement of each such class, third monthly interest to the Class M-1 Certificates, fourth monthly interest to the Class M-2 Certificates, fifth monthly interest to the Class M-3 Certificates, sixth monthly interest to the Class M-4 Certificates, seventh monthly interest to the Class M-5 Certificates, eighth monthly interest to the Class M-6 Certificates, ninth monthly interest to the M-7 Certificates, tenth monthly interest to the Class M-8 Certificates, eleventh monthly interest to the Class M-9 Certificates, and twelfth monthly interest to the Class M-10 Certificates.

2) Principal funds, as follows: in each case as described under "Principal Paydown", first monthly principal to the Senior Certificates, second monthly principal to the Class M-1 Certificates, third monthly principal to the Class M-2 Certificates, fourth monthly principal to the Class M-3 Certificates, fifth monthly principal to the Class M-4 Certificates, sixth monthly principal to the Class M-5 Certificates, seventh monthly principal to the Class M-6 Certificates, eighth monthly principal to the Class M-7 Certificates, ninth monthly principal to the M-8 Certificates, tenth monthly principal to the Class M-9 Certificates, and eleventh monthly principal to the Class M-10 Certificates.

3) Excess Cashflow as follows: first, as principal to the Offered Certificates to build the Overcollateralization Amount in the order of priority described under “Principal Paydown” below, second, any previously unpaid interest to the Class M-1 Certificates, then any unpaid applied Realized Loss amount to the Class M-1 Certificates, then any previously unpaid interest to the Class M-2 Certificates, then any unpaid applied Realized Loss amount to the Class M-2 Certificates, then any previously unpaid interest to the Class M-3 Certificates, then any unpaid applied Realized Loss amount to the Class M-3 Certificates, then any previously unpaid interest to the Class M-4 Certificates, then any unpaid applied Realized Loss amount to the Class M-4 Certificates, then any previously unpaid interest to the Class M-5 Certificates, then any unpaid applied Realized Loss amount to the Class M-5 Certificates, then any previously unpaid interest to the Class M-6 Certificates, then any unpaid applied Realized Loss amount to the Class M-6 Certificates, then any previously unpaid interest to the Class M-7 Certificates, then any unpaid applied Realized Loss amount to the Class M-7 Certificates, then any previously unpaid interest to the Class M-8 Certificates, then any unpaid applied Realized Loss amount to the Class M-8 Certificates, then any previously unpaid interest to the Class M-9 Certificates, then any unpaid applied Realized Loss amount to the Class M-9 Certificates, then any previously unpaid interest to the Class M-10 Certificates, then any unpaid applied Realized Loss amount to the Class M-10 Certificates.

4) To the extent available, any remaining Excess Cashflow to pay any Net WAC Rate Carryover Amount, first to the Senior Certificates, pro rata, then to the Class M-1 Certificates, then to the Class M-2 Certificates, then to the Class M-3 Certificates, then to the Class M-4 Certificates, then to the Class M-5 Certificates, then to the Class M-6 Certificates, then to the Class M-7 Certificates, then to Class M-8 Certificates, then to the Class M-9 Certificates and lastly to the Class M-10 Certificates.

5) Any remaining Excess Cashflow to the holders of certain non-offered classes of certificates as described in the Pooling Agreement (including any Swap Termination Payment owed to the Swap Provider due to a Swap Trigger Event pursuant to the Swap Agreement).

Principal Paydown:
Principal allocated to the Group 1 Certificates will be distributed pro-rata to the Class 1-A-1 and Class 1-A-2 Certificates until the aggregate principal balance thereof has been reduced to zero. Principal allocated to the Group 2 Certificates will be distributed sequentially to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until the aggregate principal balance thereof has been reduced to zero. However, if all the Subordinate Certificates are written down to zero, the related share of the principal allocable to the Group 2 Certificates will be distributed pro-rata, based on the current certificate principal balance until their certificate principal balances are paid down to zero.

1) Prior to the Stepdown Date or if a Trigger Event is in effect, 100% of principal will be paid to the Senior Certificates, provided, however if the Senior Certificates have been retired, principal will be applied sequentially in the following order of priority, in each case until the respective certificates have been retired: first, to the Class M-1 Certificates, second, to the Class M-2 Certificates, third, to the Class M-3 Certificates, fourth, to the Class M-4 Certificates, fifth, to the Class M-5 Certificates, sixth, to the Class M-6 Certificates, seventh, to the Class M-7 Certificates, eighth, to the Class M-8 Certificates, ninth, to the Class M-9 Certificates, and tenth, to the Class M-10 Certificates.

2) On or after the Stepdown Date and if a Trigger Event is not in effect, the Offered Certificates will be entitled to receive payments of principal in the following order of priority: first, to the Senior Certificates, such that the Senior Certificates will have at least 46.20% credit enhancement, second, to the Class M-1 and Class M-2 Certificates, sequentially, such that both the Class M-1 and Class M-2 Certificates will have at least 27.60% credit enhancement, third, to the Class M-3 Certificates such that the Class M-3 Certificates will have at least 23.90% credit enhancement, fourth, to the Class M-4 Certificates such that the Class M-4 Certificates will have at least 20.30% credit enhancement, fifth, to the Class M-5 Certificates such that the Class M-5 Certificates will have at least 17.00% credit enhancement, sixth, to the Class M-6 Certificates such that the Class M-6 Certificates will have at 13.80% credit enhancement, seventh, to the Class M-7 Certificates such that the Class M-7 Certificates will have at least 11.10% credit enhancement, eighth, to the Class M-8 Certificates such that the Class M-8 Certificates will have at least 8.90% credit enhancement, ninth, to the Class M-9 Certificates such that the Class M-9 Certificates will have at least 7.20% credit enhancement, and tenth, to the Class M-10 Certificates such that the Class M-10 Certificates will have at least 5.20% credit enhancement.

Swap Account:	Funds deposited into the Swap Account on a Distribution Date will include:
(i) the net swap payments owed to the Swap Provider for such Distribution Date,
(ii) any net swap payments received from the Swap Provider for such Distribution Date,

On each Distribution Date, following the distribution of Excess Cashflow, payments shall be distributed from the Swap Account as follows:

(i)	to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date;

(ii)	to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event pursuant to the Swap Agreement;

(iii)	to the Senior Certificates, any unpaid interest, pro rata, including any accrued unpaid interest from a prior Distribution Date;

(iv)	to the Subordinate Certificates, sequentially, any unpaid interest, including any accrued unpaid interest from prior Distribution Dates;

(v)
to the Senior Certificates and the Subordinate Certificates, any principal in accordance with the principal payment provisions described above under “Principal Paydown” in an amount necessary to maintain the applicable Overcollateralization Target Amount;

(vi)	to the Subordinate Certificates, sequentially, any remaining Allocated Realized Loss Amounts;

(vii)
an amount equal to any unpaid remaining Net WAC Rate Carryover Amounts with respect to the Senior and Subordinate Certificates to such Certificates first, pro rata, to the Senior Certificates based on the remaining Net WAC Carryover Amount and second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates.

43

Swap Yield Maintenance Agreement Schedule
On each Distribution Date, the effective notional amount of the Swap Agreement will be equal to the lesser of (a) the Scheduled Maximum Swap Notional Amount multiplied by a factor of 250 and (b) the outstanding principal amount of the Certificates.
Period	Effective Notional Schedule ($)	Swap Strike (%)
1	N/A	N/A
2	3,979,235.80	5.450
3	3,948,269.66	5.450
4	3,912,419.02	5.450
5	3,871,739.49	5.450
6	3,826,304.58	5.450
7	3,776,205.70	5.450
8	3,710,034.84	5.450
9	3,621,639.06	5.450
10	3,527,142.61	5.450
11	3,426,920.30	5.450
12	3,322,362.90	5.450
13	3,213,831.97	5.450
14	3,101,717.23	5.450
15	2,986,434.08	5.450
16	2,868,420.73	5.450
17	2,748,135.21	5.450
18	2,626,051.95	5.450
19	2,502,658.25	5.450
20	2,378,450.51	5.450
21	2,253,930.23	5.450
22	2,128,847.70	5.450
23	235,898.33	5.450
24	226,855.05	5.450
25	218,173.24	5.450
26	209,837.57	5.450
27	201,833.43	5.450
28	194,146.87	5.450
29	186,764.57	5.450
30	179,673.80	5.450
31	172,862.41	5.450
32	166,318.79	5.450
33	160,031.83	5.450
34	152,868.55	5.450
35	137,983.30	5.450
36	133,021.55	5.450
37	128,239.48	5.450
38	123,630.49	5.450
39	119,188.22	5.450
40	114,906.54	5.450
41	110,779.58	5.450
42	106,801.65	5.450
43	102,967.32	5.450
44	99,271.32	5.450
45	95,708.60	5.450
46	92,274.30	5.450
47	88,963.74	5.450
48	85,772.41	5.450
49	82,695.96	5.450
50	N/A	N/A

Mortgage Loans
As of the Cut-off Date

		Minimum	Maximum
Scheduled Principal Balance	$1,033,549,219	$5,430	$1,439,517
Average Scheduled Principal Balance	$231,946
Number of Mortgage Loans	4,456

Weighted Average Gross Coupon	8.519%	5.700%	13.575%
Weighted Average FICO Score	621	500	824
Weighted Average Combined Original LTV	80.52%	5.80%	100.00%

Weighted Average Original Term	360 months	120 months	360 months
Weighted Average Stated Remaining Term	358 months	116 months	359 months
Weighted Average Seasoning	2 months	1 month	7 months

Weighted Average Gross Margin	5.873%	3.216%	6.990%
Weighted Average Minimum Interest Rate	8.435%	4.443%	12.850%
Weighted Average Maximum Interest Rate	14.440%	11.700%	18.850%
Weighted Average Initial Rate Cap	2.001%	2.000%	3.000%
Weighted Average Subsequent Rate Cap	1.500%	1.500%	1.500%
Weighted Average Months to Roll	22 months	17 months	59 months

Maturity Date		Jan 1 2016	Apr 1 2036
Maximum Zip Code Concentration	0.37%	11207

ARM	90.29%	Easy Documentation	1.13%
Fixed Rate	9.71%	Full Documentation	52.73%
		Stated Documentation	46.14%
2/28 6 MO LIBOR	48.05%
2/28 6 MO LIBOR 40/30 Balloon	31.21%	Cash Out Refinance	47.49%
2/28 6 MO LIBOR IO	9.59%	Home Improvement	3.36%
3/27 6 MO LIBOR	0.33%	Purchase	48.09%
3/27 6 MO LIBOR 40/30 Balloon	0.39%	Rate/Term Refinance	1.05%
3/27 6 MO LIBOR IO	0.37%
5/25 6 MO LIBOR	0.11%	2 Units	10.25%
5/25 6 MO LIBOR 40/30 Balloon	0.25%	3 Units	1.42%
Fixed Rate	8.42%	4 Units	0.74%
Fixed Rate 40/30 Balloon	1.29%	Condominium	5.85%
		PUD	0.10%
Interest Only	9.96%	Single Family	81.63%
Not Interest Only	90.04%
		Non-owner	5.81%
Prepay Penalty: N/A	43.57%	Primary	93.15%
Prepay Penalty: 12 months	5.84%	Second Home	1.03%
Prepay Penalty: 24 months	41.93%
Prepay Penalty: 36 months	8.66%	Top 5 States:
		California	25.91%
First Lien	95.73%	Florida	13.67%
Second Lien	4.27%	New York	12.12%
		Maryland	7.40%
		New Jersey	6.36%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	284	9,150,886.87	0.89%	11.224	326	97.60	634
50,000.01 - 100,000.00	649	49,005,662.70	4.74%	9.982	356	86.08	617
100,000.01 - 150,000.00	709	88,228,810.38	8.54%	9.108	357	80.55	614
150,000.01 - 200,000.00	644	112,631,441.57	10.90%	8.626	358	79.25	611
200,000.01 - 250,000.00	519	116,736,732.24	11.29%	8.505	358	78.96	613
250,000.01 - 300,000.00	366	100,487,070.86	9.72%	8.424	358	78.82	617
300,000.01 - 350,000.00	387	125,594,562.11	12.15%	8.278	358	80.18	617
350,000.01 - 400,000.00	257	96,411,102.47	9.33%	8.223	358	80.41	630
400,000.01 - 450,000.00	203	86,135,011.36	8.33%	8.228	358	81.57	623
450,000.01 - 500,000.00	139	66,134,902.13	6.40%	8.303	358	81.41	641
500,000.01 - 550,000.00	102	53,452,236.05	5.17%	8.392	358	80.71	624
550,000.01 - 600,000.00	78	45,129,329.67	4.37%	8.278	358	81.45	635
600,000.01 - 650,000.00	34	21,359,550.64	2.07%	8.205	358	81.34	647
650,000.01 - 700,000.00	30	20,343,199.91	1.97%	8.264	358	81.87	624
700,000.01 - 750,000.00	40	29,432,073.93	2.85%	8.284	358	77.38	622
750,000.01 - 800,000.00	7	5,479,897.16	0.53%	7.684	358	77.57	642
800,000.01 - 850,000.00	2	1,636,640.82	0.16%	7.108	359	85.03	642
850,000.01 - 900,000.00	2	1,759,635.41	0.17%	7.525	359	80.00	682
950,000.01 - 1,000,000.00	1	956,000.00	0.09%	7.250	359	80.00	637
1,000,000.01+	3	3,484,472.94	0.34%	7.265	358	73.88	657
Total	4,456	1,033,549,219.22	100.00%	8.519	358	80.52	621

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.500 - 5.999	8	3,088,096.37	0.30%	5.830	359	72.71	661
6.000 - 6.499	34	12,530,370.87	1.21%	6.322	358	77.76	671
6.500 - 6.999	210	60,765,297.63	5.88%	6.792	357	77.87	659
7.000 - 7.499	290	86,552,282.14	8.37%	7.265	358	79.93	650
7.500 - 7.999	734	214,972,218.92	20.80%	7.789	358	80.19	639
8.000 - 8.499	617	169,271,057.31	16.38%	8.245	358	81.15	627
8.500 - 8.999	830	224,315,476.24	21.70%	8.742	358	81.31	618
9.000 - 9.499	372	84,234,300.72	8.15%	9.228	358	80.57	600
9.500 - 9.999	478	83,951,310.36	8.12%	9.743	358	80.26	574
10.000 -10.499	141	19,926,300.69	1.93%	10.230	357	77.89	563
10.500 -10.999	216	25,951,310.04	2.51%	10.711	356	82.43	593
11.000 -11.499	203	20,000,609.04	1.94%	11.162	355	82.81	590
11.500 -11.999	173	17,796,522.11	1.72%	11.743	354	78.48	583
12.000 -12.499	83	6,672,676.87	0.65%	12.199	351	84.95	587
12.500 -12.999	57	3,046,676.74	0.29%	12.640	337	91.53	615
13.000 -13.499	7	375,937.50	0.04%	13.100	340	95.65	626
13.500 -13.999	3	98,775.67	0.01%	13.544	327	97.94	628
Total	4,456	1,033,549,219.22	100.00%	8.519	358	80.52	621

43

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
500-524	237	56,403,788.05	5.46%	9.975	358	71.57	512
525-549	393	89,791,230.73	8.69%	9.305	358	73.95	537
550-574	457	103,666,868.37	10.03%	8.915	358	78.70	561
575-599	542	121,089,618.84	11.72%	8.545	357	80.25	588
600-624	732	159,935,732.66	15.47%	8.375	358	82.54	612
625-649	804	176,454,205.13	17.07%	8.285	357	82.49	637
650-674	542	125,346,500.53	12.13%	8.114	358	82.25	661
675-699	362	94,201,051.08	9.11%	8.101	358	83.25	686
700+	387	106,660,223.83	10.32%	8.126	358	82.14	732
Total	4,456	1,033,549,219.22	100.00%	8.519	358	80.52	621

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	94	15,973,790.17	1.55%	8.744	357	39.58	583
50.00- 54.99	35	7,254,937.90	0.70%	8.376	358	52.71	593
55.00- 59.99	67	13,091,921.06	1.27%	9.185	355	57.38	577
60.00- 64.99	128	28,360,034.03	2.74%	8.977	356	62.54	573
65.00- 69.99	165	41,086,510.35	3.98%	9.168	358	67.08	575
70.00- 74.99	220	55,096,496.42	5.33%	9.124	358	71.44	566
75.00- 79.99	301	84,179,754.88	8.14%	8.580	358	76.82	582
80.00	1,636	459,415,272.86	44.45%	8.112	358	80.00	645
80.01- 84.99	82	21,557,330.34	2.09%	8.265	358	83.70	608
85.00- 89.99	353	89,129,001.39	8.62%	8.417	358	86.03	605
90.00- 94.99	605	145,903,301.63	14.12%	8.504	358	90.10	623
95.00- 99.99	134	20,211,421.96	1.96%	8.937	351	95.30	634
100.00	636	52,289,446.23	5.06%	10.548	354	100.00	655
Total	4,456	1,033,549,219.22	100.00%	8.519	358	80.52	621

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
120	22	419,363.65	0.04%	11.408	118	96.91	623
180	60	1,787,539.22	0.17%	10.764	178	88.34	626
240	9	688,703.13	0.07%	8.660	238	71.04	625
360	4,365	1,030,653,613.22	99.72%	8.514	358	80.51	621
Total	4,456	1,033,549,219.22	100.00%	8.519	358	80.52	621

43

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
61-120	22	419,363.65	0.04%	11.408	118	96.91	623
121-180	60	1,787,539.22	0.17%	10.764	178	88.34	626
181-240	9	688,703.13	0.07%	8.660	238	71.04	625
301-360	4,365	1,030,653,613.22	99.72%	8.514	358	80.51	621
Total	4,456	1,033,549,219.22	100.00%	8.519	358	80.52	621

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	118	27,490,144.92	2.66%	8.258	358	78.83	619
20.01 -25.00	102	18,213,772.78	1.76%	8.555	358	78.86	611
25.01 -30.00	201	39,886,474.38	3.86%	8.560	356	79.27	620
30.01 -35.00	354	70,844,592.60	6.85%	8.521	358	80.71	620
35.01 -40.00	608	136,898,619.27	13.25%	8.528	358	80.48	625
40.01 -45.00	867	203,619,764.60	19.70%	8.547	358	80.64	626
45.01 -50.00	1,558	369,864,700.84	35.79%	8.419	358	81.63	634
50.01 -55.00	645	166,228,275.12	16.08%	8.725	358	78.70	586
55.01 -60.00	2	302,947.59	0.03%	9.640	359	83.59	595
None	1	199,927.12	0.02%	10.900	358	21.28	588
Total	4,456	1,033,549,219.22	100.00%	8.519	358	80.52	621

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	3,549	933,219,807.38	90.29%	8.440	358	79.83	619
Fixed Rate	907	100,329,411.84	9.71%	9.261	353	86.93	643
Total	4,456	1,033,549,219.22	100.00%	8.519	358	80.52	621

43

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2/28 6 MO LIBOR	2,141	496,638,280.54	48.05%	8.654	358	78.93	612
2/28 6 MO LIBOR 40/30 Balloon	1,048	322,619,862.10	31.21%	8.321	358	80.76	622
2/28 6 MO LIBOR IO	305	99,122,028.17	9.59%	7.774	358	81.30	644
3/27 6 MO LIBOR	21	3,386,893.62	0.33%	9.234	358	75.97	611
3/27 6 MO LIBOR 40/30 Balloon	12	4,032,583.94	0.39%	8.136	358	80.76	615
3/27 6 MO LIBOR IO	10	3,791,460.00	0.37%	7.475	358	84.60	658
5/25 6 MO LIBOR	4	1,093,640.41	0.11%	8.684	358	75.23	584
5/25 6 MO LIBOR 40/30 Balloon	8	2,535,058.60	0.25%	8.290	358	79.34	630
Fixed Rate	862	87,001,775.81	8.42%	9.492	352	88.15	643
Fixed Rate 40/30 Balloon	45	13,327,636.03	1.29%	7.752	358	78.98	640
Total	4,456	1,033,549,219.22	100.00%	8.519	358	80.52	621

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Interest Only	315	102,913,488.17	9.96%	7.763	358	81.42	645
Not Interest Only	4,141	930,635,731.05	90.04%	8.603	358	80.42	619
Total	4,456	1,033,549,219.22	100.00%	8.519	358	80.52	621

Interest Only Term	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
N/A	4,141	930,635,731.05	90.04%	8.603	358	80.42	619
60	315	102,913,488.17	9.96%	7.763	358	81.42	645
Total	4,456	1,033,549,219.22	100.00%	8.519	358	80.52	621

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: N/A	1,923	450,322,858.99	43.57%	8.640	358	80.77	625
Prepay Penalty: 12 months	203	60,358,093.81	5.84%	8.631	358	78.29	624
Prepay Penalty: 24 months	1,920	433,380,354.88	41.93%	8.482	358	80.54	617
Prepay Penalty: 36 months	410	89,487,911.54	8.66%	8.022	357	80.67	624
Total	4,456	1,033,549,219.22	100.00%	8.519	358	80.52	621

43

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	3,788	989,442,699.19	95.73%	8.407	358	79.67	620
Second Lien	668	44,106,520.03	4.27%	11.049	350	99.58	652
Total	4,456	1,033,549,219.22	100.00%	8.519	358	80.52	621

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Easy Documentation	39	11,721,628.48	1.13%	8.673	358	82.13	588
Full Documentation	2,569	544,946,662.18	52.73%	8.210	357	81.71	614
Stated Documentation	1,848	476,880,928.56	46.14%	8.869	358	79.13	631
Total	4,456	1,033,549,219.22	100.00%	8.519	358	80.52	621

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	2,012	490,834,816.83	47.49%	8.619	358	77.96	594
Home Improvement	124	34,777,067.35	3.36%	8.316	358	78.96	602
Purchase	2,276	497,057,198.75	48.09%	8.433	358	83.24	650
Rate/Term Refinance	44	10,880,136.29	1.05%	8.648	358	76.81	597
Total	4,456	1,033,549,219.22	100.00%	8.519	358	80.52	621

43

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2 Units	372	105,974,306.52	10.25%	8.399	358	80.92	641
3 Units	50	14,669,943.50	1.42%	8.823	357	77.33	621
4 Units	26	7,687,657.11	0.74%	8.734	357	74.00	609
Condominium	301	60,448,305.02	5.85%	8.645	358	80.56	632
PUD	2	1,075,400.76	0.10%	7.773	358	75.50	621
Single Family	3,705	843,693,606.31	81.63%	8.519	358	80.59	618
Total	4,456	1,033,549,219.22	100.00%	8.519	358	80.52	621

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Non-owner	310	60,086,638.17	5.81%	9.002	357	81.72	635
Primary	4,099	962,780,659.31	93.15%	8.490	358	80.47	621
Second Home	47	10,681,921.74	1.03%	8.409	357	78.50	598
Total	4,456	1,033,549,219.22	100.00%	8.519	358	80.52	621

43

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alaska	1	307,917.95	0.03%	8.250	358	80.00	602
Arizona	118	25,271,136.12	2.45%	8.345	358	81.06	619
Arkansas	2	272,800.00	0.03%	8.239	359	80.00	676
California	843	267,825,348.81	25.91%	8.351	358	80.53	628
Colorado	70	11,958,172.12	1.16%	8.335	357	81.00	618
Connecticut	80	16,679,176.31	1.61%	8.759	358	80.65	611
Delaware	11	1,902,116.76	0.18%	8.332	358	79.91	587
District of Columbia	50	12,130,012.04	1.17%	8.486	357	79.09	638
Florida	722	141,273,266.45	13.67%	8.660	357	80.28	618
Georgia	194	26,865,324.96	2.60%	8.522	356	85.55	622
Hawaii	48	14,883,957.87	1.44%	8.540	357	75.27	635
Idaho	11	1,875,791.99	0.18%	8.514	358	81.44	593
Illinois	238	46,469,021.05	4.50%	8.662	358	82.95	622
Indiana	32	3,340,780.79	0.32%	8.983	358	87.49	626
Iowa	4	324,338.42	0.03%	9.000	358	85.46	605
Kansas	5	960,963.64	0.09%	9.264	359	87.67	600
Kentucky	11	1,089,437.77	0.11%	9.437	354	90.45	611
Maine	8	958,159.88	0.09%	8.662	358	82.51	641
Maryland	346	76,442,316.31	7.40%	8.544	358	80.07	612
Massachusetts	156	39,592,054.37	3.83%	8.658	358	79.38	610
Michigan	80	12,107,145.75	1.17%	8.587	358	83.92	629
Minnesota	37	6,509,491.60	0.63%	8.435	357	82.73	595
Missouri	25	3,355,995.54	0.32%	8.753	358	81.59	630
Montana	2	183,000.00	0.02%	8.375	359	84.00	613
Nebraska	1	127,423.55	0.01%	8.550	358	85.00	611
Nevada	73	16,032,723.41	1.55%	8.230	358	82.94	618
New Hampshire	13	1,703,900.06	0.16%	9.232	358	72.41	588
New Jersey	246	65,762,456.34	6.36%	8.811	357	79.23	616
New Mexico	15	2,515,800.76	0.24%	8.541	357	84.39	588
New York	384	125,234,430.20	12.12%	8.281	358	79.36	637
North Carolina	58	6,096,920.27	0.59%	8.963	357	83.13	597
Ohio	48	6,201,890.03	0.60%	8.834	358	83.35	595
Oklahoma	13	1,717,574.86	0.17%	8.405	358	81.19	634
Oregon	18	3,497,399.87	0.34%	8.525	358	83.50	613
Pennsylvania	81	12,708,457.32	1.23%	8.990	358	79.86	597
Rhode Island	25	4,869,707.50	0.47%	9.105	358	74.28	603
South Carolina	38	5,066,899.70	0.49%	8.769	354	82.54	600
Tennessee	19	1,875,945.21	0.18%	9.128	357	87.08	579
Texas	77	14,356,080.79	1.39%	8.546	357	81.61	646
Utah	20	2,974,684.58	0.29%	8.575	357	81.18	619
Vermont	3	618,479.07	0.06%	10.165	356	78.43	578
Virginia	143	34,718,226.81	3.36%	8.614	357	79.49	603
Washington	43	9,113,572.69	0.88%	8.487	358	81.41	606
West Virginia	5	605,428.50	0.06%	9.033	359	77.80	576
Wisconsin	39	5,173,491.20	0.50%	9.103	357	83.17	605
Total	4,456	1,033,549,219.22	100.00%	8.519	358	80.52	621

43

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
3.000 - 3.499	5	1,913,096.37	0.20%	5.731	358	79.99	650
3.500 - 3.999	28	10,505,459.07	1.13%	6.315	358	79.54	674
4.000 - 4.499	121	35,684,121.06	3.82%	6.726	358	77.52	661
4.500 - 4.999	277	82,228,857.54	8.81%	7.216	358	79.96	648
5.000 - 5.499	574	165,010,098.56	17.68%	7.734	358	80.67	640
5.500 - 5.999	717	201,724,637.57	21.62%	8.204	358	80.62	627
6.000 - 6.499	745	202,581,704.90	21.71%	8.702	358	81.14	618
6.500 - 6.999	1,082	233,571,832.31	25.03%	9.724	358	77.74	579
Total	3,549	933,219,807.38	100.00%	8.440	358	79.83	619

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
4.000 - 4.499	1	453,600.00	0.05%	6.750	357	80.00	701
5.000 - 5.499	1	479,847.48	0.05%	7.640	358	80.00	582
5.500 - 5.999	7	2,910,540.52	0.31%	6.291	358	79.99	653
6.000 - 6.499	29	10,846,506.81	1.16%	6.377	358	79.99	670
6.500 - 6.999	171	49,449,059.69	5.30%	6.797	358	78.18	657
7.000 - 7.499	264	78,598,320.23	8.42%	7.267	358	80.15	649
7.500 - 7.999	677	199,837,841.43	21.41%	7.796	358	80.28	639
8.000 - 8.499	591	162,670,442.43	17.43%	8.242	358	81.16	627
8.500 - 8.999	796	217,141,512.25	23.27%	8.744	358	81.39	618
9.000 - 9.499	349	81,544,222.53	8.74%	9.227	358	80.60	600
9.500 - 9.999	352	74,100,024.06	7.94%	9.735	358	78.49	564
10.000 -10.499	99	16,666,051.10	1.79%	10.232	358	74.57	545
10.500 -10.999	86	15,439,827.18	1.65%	10.716	358	72.82	543
11.000 -11.499	52	9,708,555.49	1.04%	11.212	358	66.53	536
11.500 -11.999	56	10,364,177.51	1.11%	11.754	358	63.45	546
12.000 -12.499	14	2,560,455.21	0.27%	12.174	358	61.93	543
12.500 -12.999	4	448,823.46	0.05%	12.714	357	53.16	558
Total	3,549	933,219,807.38	100.00%	8.440	358	79.83	619

43

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
11.500 -11.999	6	2,317,096.37	0.25%	5.776	359	79.99	654
12.000 -12.499	28	10,554,230.58	1.13%	6.321	358	79.71	671
12.500 -12.999	172	49,902,659.69	5.35%	6.797	358	78.20	657
13.000 -13.499	264	78,598,320.23	8.42%	7.267	358	80.15	649
13.500 -13.999	677	200,187,364.99	21.45%	7.795	358	80.31	639
14.000 -14.499	593	163,556,162.81	17.53%	8.242	358	81.18	627
14.500 -14.999	797	217,271,836.17	23.28%	8.743	358	81.37	618
15.000 -15.499	349	81,544,222.53	8.74%	9.227	358	80.60	600
15.500 -15.999	349	73,342,605.68	7.86%	9.735	358	78.42	564
16.000 -16.499	100	16,979,226.93	1.82%	10.227	358	74.67	545
16.500 -16.999	87	15,719,001.60	1.68%	10.684	358	73.28	545
17.000 -17.499	52	9,708,555.49	1.04%	11.212	358	66.53	536
17.500 -17.999	57	10,529,245.64	1.13%	11.735	358	63.56	546
18.000 -18.499	14	2,560,455.21	0.27%	12.174	358	61.93	543
18.500 -18.999	4	448,823.46	0.05%	12.714	357	53.16	558
Total	3,549	933,219,807.38	100.00%	8.440	358	79.83	619

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.000	3,545	932,480,172.78	99.92%	8.439	358	79.84	619
3.000	4	739,634.60	0.08%	9.463	357	76.19	589
Total	3,549	933,219,807.38	100.00%	8.440	358	79.83	619

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.500	3,549	933,219,807.38	100.00%	8.440	358	79.83	619
Total	3,549	933,219,807.38	100.00%	8.440	358	79.83	619

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
10/01/07	1	97,152.94	0.01%	9.050	353	75.00	546
11/01/07	5	1,542,567.86	0.17%	8.639	354	78.03	547
12/01/07	15	3,416,979.18	0.37%	8.514	355	74.28	569
01/01/08	93	21,780,722.75	2.33%	8.469	356	79.99	609
02/01/08	345	89,902,126.30	9.63%	8.129	357	78.78	635
03/01/08	2,159	571,980,016.23	61.29%	8.480	358	79.72	616
04/01/08	876	229,660,605.55	24.61%	8.466	359	80.61	622
12/01/08	1	52,719.20	0.01%	10.740	355	80.00	570
01/01/09	1	447,601.09	0.05%	7.900	356	80.00	646
02/01/09	4	602,982.70	0.06%	7.897	357	77.94	628
03/01/09	24	6,174,131.57	0.66%	8.113	358	81.86	629
04/01/09	13	3,933,503.00	0.42%	8.509	359	79.14	627
01/01/11	1	195,895.78	0.02%	9.650	356	80.00	575
03/01/11	6	1,848,303.23	0.20%	8.439	358	77.67	621
04/01/11	5	1,584,500.00	0.17%	8.221	359	78.37	615
Total	3,549	933,219,807.38	100.00%	8.440	358	79.83	619

Silent 2nd	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Has 2nd lien	1,485	415,855,877.87	40.24%	8.039	358	81.32	657
No Silent 2nd	2,971	617,693,341.35	59.76%	8.843	357	79.99	598
Total	4,456	1,033,549,219.22	100.00%	8.519	358	80.52	621

Group 1 Mortgage Loans
As of the Cut-off Date

		Minimum	Maximum
Scheduled Principal Balance	$396,339,136	$5,430	$637,353
Average Scheduled Principal Balance	$205,357
Number of Mortgage Loans	1,930

Weighted Average Gross Coupon	8.610%	5.700%	12.750%
Weighted Average FICO Score	598	500	808
Weighted Average Combined Original LTV	78.22%	5.80%	100.00%

Weighted Average Original Term	359 months	120 months	360 months
Weighted Average Stated Remaining Term	358 months	116 months	359 months
Weighted Average Seasoning	2 months	1 month	5 months

Weighted Average Gross Margin	5.994%	3.216%	6.990%
Weighted Average Minimum Interest Rate	8.647%	5.700%	12.400%
Weighted Average Maximum Interest Rate	14.651%	11.700%	18.400%
Weighted Average Initial Rate Cap	2.002%	2.000%	3.000%
Weighted Average Subsequent Rate Cap	1.500%	1.500%	1.500%
Weighted Average Months to Roll	22 months	19 months	59 months

Maturity Date		Jan 1 2016	Apr 1 2036
Maximum Zip Code Concentration	0.53%	11203

ARM	90.47%	Easy Documentation	1.37%
Fixed Rate	9.53%	Full Documentation	56.86%
		Stated Documentation	41.77%
2/28 6 MO LIBOR	54.85%
2/28 6 MO LIBOR 40/30 Balloon	31.16%	Cash Out Refinance	79.37%
2/28 6 MO LIBOR IO	2.70%	Home Improvement	5.20%
3/27 6 MO LIBOR	0.47%	Purchase	13.75%
3/27 6 MO LIBOR 40/30 Balloon	0.40%	Rate/Term Refinance	1.68%
3/27 6 MO LIBOR IO	0.26%
5/25 6 MO LIBOR	0.22%	2 Units	9.66%
5/25 6 MO LIBOR 40/30 Balloon	0.41%	3 Units	2.23%
Fixed Rate	7.74%	4 Units	1.31%
Fixed Rate 40/30 Balloon	1.79%	Condominium	6.27%
		PUD	0.10%
Interest Only	2.96%	Single Family	80.43%
Not Interest Only	97.04%
		Non-owner	5.59%
Prepay Penalty: N/A	47.81%	Primary	93.26%
Prepay Penalty: 12 months	5.12%	Second Home	1.15%
Prepay Penalty: 24 months	37.43%
Prepay Penalty: 36 months	9.64%	Top 5 States:
		California	17.83%
First Lien	98.75%	Florida	11.64%
Second Lien	1.25%	New York	10.74%
		Maryland	10.39%
		New Jersey	7.41%

43

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	94	3,055,600.86	0.77%	10.986	326	96.76	633
50,000.01 - 100,000.00	204	16,190,956.44	4.09%	9.415	356	79.69	599
100,000.01 - 150,000.00	354	44,051,390.30	11.11%	8.748	357	76.37	599
150,000.01 - 200,000.00	377	66,124,091.99	16.68%	8.624	357	77.53	598
200,000.01 - 250,000.00	304	68,017,672.39	17.16%	8.591	358	77.13	596
250,000.01 - 300,000.00	207	56,635,371.54	14.29%	8.578	358	76.82	600
300,000.01 - 350,000.00	176	56,931,004.01	14.36%	8.435	358	78.71	583
350,000.01 - 400,000.00	136	51,134,324.74	12.90%	8.421	358	79.66	607
400,000.01 - 450,000.00	59	24,514,698.49	6.19%	8.428	358	81.28	596
450,000.01 - 500,000.00	11	5,263,934.93	1.33%	8.270	358	84.65	639
500,000.01 - 550,000.00	5	2,575,070.06	0.65%	8.479	358	77.95	594
550,000.01 - 600,000.00	1	587,805.78	0.15%	11.350	358	70.00	517
600,000.01 - 650,000.00	2	1,257,214.88	0.32%	8.799	358	75.53	566
Total	1,930	396,339,136.41	100.00%	8.610	358	78.22	598

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.500 - 5.999	2	611,000.00	0.15%	5.848	359	68.06	644
6.000 - 6.499	14	4,131,667.75	1.04%	6.294	358	73.23	669
6.500 - 6.999	106	24,396,346.76	6.16%	6.794	356	75.71	646
7.000 - 7.499	127	30,083,981.04	7.59%	7.264	358	77.96	638
7.500 - 7.999	315	71,940,112.40	18.15%	7.778	358	79.75	618
8.000 - 8.499	257	57,138,129.29	14.42%	8.247	358	79.94	605
8.500 - 8.999	407	88,258,660.31	22.27%	8.744	358	80.14	591
9.000 - 9.499	194	42,049,632.40	10.61%	9.244	358	79.19	579
9.500 - 9.999	224	39,307,165.33	9.92%	9.735	358	77.80	561
10.000 -10.499	61	8,952,635.91	2.26%	10.209	357	74.60	544
10.500 -10.999	70	9,968,877.72	2.52%	10.750	356	71.53	552
11.000 -11.499	54	8,100,952.43	2.04%	11.209	355	67.75	547
11.500 -11.999	72	8,494,800.19	2.14%	11.759	355	67.90	559
12.000 -12.499	21	2,795,278.90	0.71%	12.172	355	65.64	549
12.500 -12.999	6	109,895.98	0.03%	12.596	219	97.57	612
Total	1,930	396,339,136.41	100.00%	8.610	358	78.22	598

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
500-524	156	32,344,787.57	8.16%	10.012	358	70.29	513
525-549	262	58,601,082.38	14.79%	9.281	358	73.59	537
550-574	280	60,610,989.38	15.29%	8.911	358	77.41	562
575-599	259	53,114,856.94	13.40%	8.581	358	78.52	587
600-624	319	64,170,411.90	16.19%	8.312	357	80.31	611
625-649	307	58,963,032.60	14.88%	8.036	357	81.26	637
650-674	179	33,971,393.28	8.57%	7.928	358	81.46	661
675-699	92	18,961,384.24	4.78%	7.857	357	82.83	685
700+	76	15,601,198.12	3.94%	7.898	357	81.53	729
Total	1,930	396,339,136.41	100.00%	8.610	358	78.22	598

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	70	11,681,937.95	2.95%	8.874	357	39.58	584
50.00- 54.99	26	4,876,045.56	1.23%	8.499	358	52.67	581
55.00- 59.99	44	8,737,661.56	2.20%	9.169	357	57.28	586
60.00- 64.99	87	19,517,539.20	4.92%	8.827	355	62.55	577
65.00- 69.99	114	24,009,859.02	6.06%	9.347	358	66.50	569
70.00- 74.99	155	36,380,826.43	9.18%	9.134	358	71.19	565
75.00- 79.99	192	47,434,046.38	11.97%	8.638	358	76.86	576
80.00	526	108,952,802.24	27.49%	8.260	358	80.00	612
80.01- 84.99	58	14,735,994.01	3.72%	8.234	358	83.61	612
85.00- 89.99	186	42,316,290.55	10.68%	8.414	358	85.91	599
90.00- 94.99	284	58,238,533.12	14.69%	8.479	358	90.14	613
95.00- 99.99	49	9,968,471.43	2.52%	8.347	356	95.12	639
100.00	139	9,489,128.96	2.39%	9.913	351	100.00	653
Total	1,930	396,339,136.41	100.00%	8.610	358	78.22	598

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
120	8	153,393.34	0.04%	11.112	118	97.85	652
180	18	570,264.64	0.14%	10.548	178	82.87	613
240	5	549,346.24	0.14%	7.888	238	64.16	626
360	1,899	395,066,132.19	99.68%	8.607	358	78.23	598
Total	1,930	396,339,136.41	100.00%	8.610	358	78.22	598

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
61-120	8	153,393.34	0.04%	11.112	118	97.85	652
121-180	18	570,264.64	0.14%	10.548	178	82.87	613
181-240	5	549,346.24	0.14%	7.888	238	64.16	626
301-360	1,899	395,066,132.19	99.68%	8.607	358	78.23	598
Total	1,930	396,339,136.41	100.00%	8.610	358	78.22	598

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
20.01 -25.00	43	6,465,551.25	1.63%	8.649	358	71.57	593
25.01 -30.00	95	16,673,424.01	4.21%	8.531	354	76.62	609
30.01 -35.00	162	30,558,989.82	7.71%	8.526	358	79.12	601
35.01 -40.00	268	51,750,034.45	13.06%	8.691	358	77.45	598
40.01 -45.00	357	75,186,344.70	18.97%	8.672	358	77.83	598
45.01 -50.00	605	123,461,600.43	31.15%	8.492	357	80.16	609
50.01 -55.00	399	92,043,264.63	23.22%	8.704	358	76.98	580
None	1	199,927.12	0.05%	10.900	358	21.28	588
Total	1,930	396,339,136.41	100.00%	8.610	358	78.22	598

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	1,659	358,557,670.01	90.47%	8.649	358	78.16	594
Fixed Rate	271	37,781,466.40	9.53%	8.237	353	78.79	630
Total	1,930	396,339,136.41	100.00%	8.610	358	78.22	598

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2/28 6 MO LIBOR	1,083	217,380,794.42	54.85%	8.856	358	77.19	587
2/28 6 MO LIBOR 40/30 Balloon	502	123,496,186.13	31.16%	8.377	358	79.61	601
2/28 6 MO LIBOR IO	47	10,703,688.00	2.70%	7.567	358	82.11	659
3/27 6 MO LIBOR	10	1,853,674.26	0.47%	9.381	358	71.49	595
3/27 6 MO LIBOR 40/30 Balloon	5	1,581,245.88	0.40%	8.916	358	80.60	553
3/27 6 MO LIBOR IO	4	1,020,000.00	0.26%	7.462	358	80.00	651
5/25 6 MO LIBOR	3	877,765.98	0.22%	8.679	358	74.06	579
5/25 6 MO LIBOR 40/30 Balloon	5	1,644,315.34	0.41%	8.376	359	78.63	654
Fixed Rate	245	30,693,995.21	7.74%	8.365	352	79.36	629
Fixed Rate 40/30 Balloon	26	7,087,471.19	1.79%	7.684	358	76.34	634
Total	1,930	396,339,136.41	100.00%	8.610	358	78.22	598

43

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Interest Only	51	11,723,688.00	2.96%	7.558	358	81.92	659
Not Interest Only	1,879	384,615,448.41	97.04%	8.642	358	78.11	596
Total	1,930	396,339,136.41	100.00%	8.610	358	78.22	598

Interest Only Term	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
N/A	1,879	384,615,448.41	97.04%	8.642	358	78.11	596
60	51	11,723,688.00	2.96%	7.558	358	81.92	659
Total	1,930	396,339,136.41	100.00%	8.610	358	78.22	598

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: N/A	927	189,471,220.14	47.81%	8.750	357	78.47	597
Prepay Penalty: 12 months	83	20,301,059.31	5.12%	8.723	358	74.47	608
Prepay Penalty: 24 months	739	148,354,342.74	37.43%	8.587	358	78.18	592
Prepay Penalty: 36 months	181	38,212,514.22	9.64%	7.941	356	79.19	614
Total	1,930	396,339,136.41	100.00%	8.610	358	78.22	598

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	1,807	391,372,788.32	98.75%	8.581	358	77.95	597
Second Lien	123	4,966,348.09	1.25%	10.831	338	99.77	644
Total	1,930	396,339,136.41	100.00%	8.610	358	78.22	598

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Easy Documentation	21	5,420,604.36	1.37%	8.615	358	79.22	586
Full Documentation	1,187	225,366,277.91	56.86%	8.291	358	79.82	600
Stated Documentation	722	165,552,254.14	41.77%	9.043	358	76.02	595
Total	1,930	396,339,136.41	100.00%	8.610	358	78.22	598

43

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	1,404	314,577,854.06	79.37%	8.640	358	77.30	593
Home Improvement	81	20,626,666.62	5.20%	8.540	358	79.06	597
Purchase	416	54,480,683.36	13.75%	8.463	357	83.31	628
Rate/Term Refinance	29	6,653,932.37	1.68%	8.566	358	77.69	594
Total	1,930	396,339,136.41	100.00%	8.610	358	78.22	598

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2 Units	134	38,291,221.08	9.66%	8.478	358	78.09	606
3 Units	32	8,820,787.59	2.23%	9.116	358	73.49	606
4 Units	15	5,205,461.56	1.31%	8.854	358	70.53	597
Condominium	134	24,861,073.85	6.27%	8.658	358	80.26	607
PUD	1	379,872.53	0.10%	7.450	358	67.26	620
Single Family	1,614	318,780,719.80	80.43%	8.605	358	78.35	596
Total	1,930	396,339,136.41	100.00%	8.610	358	78.22	598

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Non-owner	106	22,153,332.83	5.59%	9.131	357	77.10	616
Primary	1,804	369,642,710.74	93.26%	8.576	358	78.39	597
Second Home	20	4,543,092.84	1.15%	8.760	358	70.45	580
Total	1,930	396,339,136.41	100.00%	8.610	358	78.22	598

43

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alaska	1	307,917.95	0.08%	8.250	358	80.00	602
Arizona	62	10,991,051.31	2.77%	8.496	357	80.67	592
California	255	70,648,712.48	17.83%	8.411	358	75.71	596
Colorado	47	7,672,110.93	1.94%	8.441	357	82.30	617
Connecticut	51	10,161,341.80	2.56%	8.562	358	79.71	614
Delaware	3	718,034.22	0.18%	7.936	358	77.25	565
District of Columbia	23	4,628,380.39	1.17%	8.229	357	75.95	597
Florida	249	46,127,411.51	11.64%	8.694	357	78.82	592
Georgia	105	14,075,236.02	3.55%	8.363	356	84.61	617
Hawaii	27	8,093,897.48	2.04%	8.510	358	75.96	634
Idaho	4	540,488.84	0.14%	8.844	358	75.53	578
Illinois	127	22,718,913.47	5.73%	8.588	358	82.49	613
Indiana	10	1,101,969.49	0.28%	8.639	358	89.16	611
Iowa	2	201,846.78	0.05%	8.319	358	87.90	617
Kansas	1	143,034.63	0.04%	9.850	358	90.00	552
Kentucky	5	601,180.32	0.15%	9.222	358	93.15	627
Maine	7	856,233.34	0.22%	8.782	358	82.22	629
Maryland	200	41,165,706.92	10.39%	8.657	358	78.72	599
Massachusetts	80	19,172,725.29	4.84%	8.836	358	78.13	597
Michigan	29	4,090,084.92	1.03%	8.830	358	84.66	601
Minnesota	22	4,466,825.14	1.13%	8.281	358	81.42	591
Missouri	11	1,482,215.48	0.37%	8.978	358	80.49	584
Montana	1	146,400.00	0.04%	7.500	359	80.00	613
Nebraska	1	127,423.55	0.03%	8.550	358	85.00	611
Nevada	23	4,690,773.27	1.18%	7.986	358	82.29	605
New Hampshire	8	1,148,397.48	0.29%	9.460	358	73.57	581
New Jersey	126	29,381,199.39	7.41%	8.943	358	75.66	588
New Mexico	9	1,366,708.45	0.34%	8.804	358	82.64	570
New York	141	42,568,504.26	10.74%	8.488	358	74.48	591
North Carolina	26	3,155,578.66	0.80%	8.965	358	83.59	581
Ohio	18	2,435,985.81	0.61%	9.040	358	83.78	589
Oklahoma	6	846,430.21	0.21%	8.107	357	75.51	622
Oregon	8	1,398,267.31	0.35%	8.907	358	81.73	592
Pennsylvania	37	6,186,526.46	1.56%	8.689	358	78.84	598
Rhode Island	15	2,692,888.95	0.68%	9.058	358	76.53	608
South Carolina	21	2,001,830.90	0.51%	8.781	348	81.05	587
Tennessee	6	728,022.30	0.18%	8.826	358	89.05	589
Texas	29	3,879,719.40	0.98%	8.705	354	79.85	597
Utah	12	1,826,885.54	0.46%	8.584	356	78.30	628
Vermont	2	297,134.65	0.07%	9.425	359	87.54	636
Virginia	69	13,844,419.89	3.49%	8.856	357	76.07	584
Washington	23	4,092,734.34	1.03%	8.725	357	80.93	591
West Virginia	3	344,950.67	0.09%	9.128	359	76.56	557
Wisconsin	25	3,213,036.21	0.81%	9.083	357	80.56	596
Total	1,930	396,339,136.41	100.00%	8.610	358	78.22	598

43

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
3.000 - 3.499	1	300,000.00	0.08%	5.700	358	80.00	635
3.500 - 3.999	8	2,155,527.46	0.60%	6.265	358	78.63	665
4.000 - 4.499	56	12,711,897.46	3.55%	6.723	358	74.39	644
4.500 - 4.999	120	28,081,329.31	7.83%	7.194	358	78.02	635
5.000 - 5.499	236	52,565,068.27	14.66%	7.768	358	80.24	620
5.500 - 5.999	324	72,507,964.08	20.22%	8.253	358	80.04	604
6.000 - 6.499	348	74,807,237.45	20.86%	8.754	358	79.66	589
6.500 - 6.999	566	115,428,645.98	32.19%	9.848	358	75.51	563
Total	1,659	358,557,670.01	100.00%	8.649	358	78.16	594

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.500 - 5.999	1	300,000.00	0.08%	5.700	358	80.00	635
6.000 - 6.499	9	2,447,803.69	0.68%	6.520	358	79.99	664
6.500 - 6.999	81	18,109,786.97	5.05%	6.787	358	75.33	642
7.000 - 7.499	109	25,519,280.39	7.12%	7.268	358	78.63	637
7.500 - 7.999	281	63,395,665.56	17.68%	7.789	358	79.77	616
8.000 - 8.499	245	54,333,670.96	15.15%	8.241	358	80.05	604
8.500 - 8.999	384	83,944,816.47	23.41%	8.746	358	80.32	590
9.000 - 9.499	185	40,763,557.29	11.37%	9.245	358	79.27	579
9.500 - 9.999	181	36,089,173.48	10.07%	9.730	358	77.24	557
10.000 -10.499	52	8,506,302.47	2.37%	10.210	358	73.63	540
10.500 -10.999	45	8,252,762.51	2.30%	10.747	358	69.32	539
11.000 -11.499	32	7,045,434.85	1.96%	11.217	358	64.26	540
11.500 -11.999	41	7,344,945.33	2.05%	11.755	358	62.90	549
12.000 -12.499	13	2,504,470.04	0.70%	12.170	358	61.75	543
Total	1,659	358,557,670.01	100.00%	8.649	358	78.16	594

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
11.500 -11.999	1	300,000.00	0.08%	5.700	358	80.00	635
12.000 -12.499	8	2,155,527.46	0.60%	6.265	358	78.63	665
12.500 -12.999	81	18,109,786.97	5.05%	6.787	358	75.33	642
13.000 -13.499	109	25,519,280.39	7.12%	7.268	358	78.63	637
13.500 -13.999	280	63,265,341.64	17.64%	7.788	358	79.85	616
14.000 -14.499	246	54,625,947.19	15.23%	8.241	358	80.10	604
14.500 -14.999	385	84,075,140.39	23.45%	8.745	358	80.27	590
15.000 -15.499	185	40,763,557.29	11.37%	9.245	358	79.27	579
15.500 -15.999	179	35,644,930.93	9.94%	9.732	358	77.10	556
16.000 -16.499	52	8,506,302.47	2.37%	10.210	358	73.63	540
16.500 -16.999	46	8,531,936.93	2.38%	10.687	358	70.29	543
17.000 -17.499	32	7,045,434.85	1.96%	11.217	358	64.26	540
17.500 -17.999	42	7,510,013.46	2.09%	11.728	358	63.05	549
18.000 -18.499	13	2,504,470.04	0.70%	12.170	358	61.75	543
Total	1,659	358,557,670.01	100.00%	8.649	358	78.16	594

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.000	1,655	357,818,035.41	99.79%	8.647	358	78.17	594
3.000	4	739,634.60	0.21%	9.463	357	76.19	589
Total	1,659	358,557,670.01	100.00%	8.649	358	78.16	594

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.500	1,659	358,557,670.01	100.00%	8.649	358	78.16	594
Total	1,659	358,557,670.01	100.00%	8.649	358	78.16	594

43

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
12/01/07	7	1,342,667.67	0.37%	8.729	355	75.58	563
01/01/08	45	8,571,820.57	2.39%	8.740	356	78.75	583
02/01/08	149	30,638,844.33	8.55%	8.177	357	76.33	615
03/01/08	1,048	228,995,410.69	63.87%	8.679	358	78.12	593
04/01/08	383	82,031,925.29	22.88%	8.729	359	79.08	591
02/01/09	2	326,841.62	0.09%	7.384	357	77.98	652
03/01/09	12	2,681,078.52	0.75%	8.733	358	78.47	577
04/01/09	5	1,447,000.00	0.40%	9.172	359	73.06	609
03/01/11	4	1,152,581.32	0.32%	8.722	358	76.26	640
04/01/11	4	1,369,500.00	0.38%	8.279	359	77.70	618
Total	1,659	358,557,670.01	100.00%	8.649	358	78.16	594

Silent 2nd	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Has 2nd lien	353	64,799,931.41	16.35%	7.943	358	82.07	638
No Silent 2nd	1,577	331,539,205.00	83.65%	8.740	358	77.47	590
Total	1,930	396,339,136.41	100.00%	8.610	358	78.22	598

43

Group 2 Mortgage Loans
As of the Cut-off Date

		Minimum	Maximum
Scheduled Principal Balance	$637,210,083	$5,528	$1,439,517
Average Scheduled Principal Balance	$252,261
Number of Mortgage Loans	2,526

Weighted Average Gross Coupon	8.463%	5.700%	13.575%
Weighted Average FICO Score	636	500	824
Weighted Average Combined Original LTV	81.95%	20.00%	100.00%

Weighted Average Original Term	360 months	120 months	360 months
Weighted Average Stated Remaining Term	358 months	116 months	359 months
Weighted Average Seasoning	2 months	1 months	7 months

Weighted Average Gross Margin	5.798%	3.216%	6.990%
Weighted Average Minimum Interest Rate	8.303%	4.443%	12.850%
Weighted Average Maximum Interest Rate	14.309%	11.700%	18.850%
Weighted Average Initial Rate Cap	2.000%	2.000%	2.000%
Weighted Average Subsequent Rate Cap	1.500%	1.500%	1.500%
Weighted Average Months to Roll	22 months	17 months	59 months

Maturity Date		Jan 1 2016	Apr 1 2036
Maximum Zip Code Concentration	0.47%	94531

ARM	90.18%	Easy Documentation	0.99%
Fixed Rate	9.82%	Full Documentation	50.15%
		Stated Documentation	48.86%
2/28 6 MO LIBOR	43.83%
2/28 6 MO LIBOR 40/30 Balloon	31.25%	Cash Out Refinance	27.66%
2/28 6 MO LIBOR IO	13.88%	Home Improvement	2.22%
3/27 6 MO LIBOR	0.24%	Purchase	69.46%
3/27 6 MO LIBOR 40/30 Balloon	0.38%	Rate/Term Refinance	0.66%
3/27 6 MO LIBOR IO	0.43%
5/25 6 MO LIBOR	0.03%	2 Units	10.62%
5/25 6 MO LIBOR 40/30 Balloon	0.14%	3 Units	0.92%
Fixed Rate	8.84%	4 Units	0.39%
Fixed Rate 40/30 Balloon	0.98%	Condominium	5.58%
		PUD	0.11%
Interest Only	14.31%	Single Family	82.38%
Not Interest Only	85.69%
		Non-owner	5.95%
Prepay Penalty: N/A	40.94%	Primary	93.08%
Prepay Penalty: 12 months	6.29%	Second Home	0.96%
Prepay Penalty: 24 months	44.73%
Prepay Penalty: 36 months	8.05%	Top 5 States:
		California	30.94%
First Lien	93.86%	Florida	14.93%
Second Lien	6.14%	New York	12.97%
		New Jersey	5.71%
		Maryland	5.54%

43

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	190	6,095,286.01	0.96%	11.343	326	98.02	634
50,000.01 - 100,000.00	445	32,814,706.26	5.15%	10.261	356	89.23	625
100,000.01 - 150,000.00	355	44,177,420.08	6.93%	9.467	358	84.71	628
150,000.01 - 200,000.00	267	46,507,349.58	7.30%	8.629	358	81.68	629
200,000.01 - 250,000.00	215	48,719,059.85	7.65%	8.384	358	81.51	635
250,000.01 - 300,000.00	159	43,851,699.32	6.88%	8.224	358	81.42	640
300,000.01 - 350,000.00	211	68,663,558.10	10.78%	8.149	358	81.39	644
350,000.01 - 400,000.00	121	45,276,777.73	7.11%	7.998	358	81.26	656
400,000.01 - 450,000.00	144	61,620,312.87	9.67%	8.149	358	81.69	634
450,000.01 - 500,000.00	128	60,870,967.20	9.55%	8.305	358	81.13	641
500,000.01 - 550,000.00	97	50,877,165.99	7.98%	8.388	358	80.84	626
550,000.01 - 600,000.00	77	44,541,523.89	6.99%	8.237	358	81.60	637
600,000.01 - 650,000.00	32	20,102,335.76	3.15%	8.167	358	81.71	652
650,000.01 - 700,000.00	30	20,343,199.91	3.19%	8.264	358	81.87	624
700,000.01 - 750,000.00	40	29,432,073.93	4.62%	8.284	358	77.38	622
750,000.01 - 800,000.00	7	5,479,897.16	0.86%	7.684	358	77.57	642
800,000.01 - 850,000.00	2	1,636,640.82	0.26%	7.108	359	85.03	642
850,000.01 - 900,000.00	2	1,759,635.41	0.28%	7.525	359	80.00	682
950,000.01 - 1,000,000.00	1	956,000.00	0.15%	7.250	359	80.00	637
1,000,000.01+	3	3,484,472.94	0.55%	7.265	358	73.88	657
Total	2,526	637,210,082.81	100.00%	8.463	358	81.95	636

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.500 - 5.999	6	2,477,096.37	0.39%	5.825	359	73.85	665
6.000 - 6.499	20	8,398,703.12	1.32%	6.336	358	79.99	672
6.500 - 6.999	104	36,368,950.87	5.71%	6.791	358	79.32	667
7.000 - 7.499	163	56,468,301.10	8.86%	7.266	358	80.97	656
7.500 - 7.999	419	143,032,106.52	22.45%	7.794	358	80.42	650
8.000 - 8.499	360	112,132,928.02	17.60%	8.244	358	81.77	638
8.500 - 8.999	423	136,056,815.93	21.35%	8.741	358	82.07	635
9.000 - 9.499	178	42,184,668.32	6.62%	9.211	358	81.95	620
9.500 - 9.999	254	44,644,145.03	7.01%	9.749	357	82.42	585
10.000 -10.499	80	10,973,664.78	1.72%	10.247	357	80.57	578
10.500 -10.999	146	15,982,432.32	2.51%	10.687	356	89.23	618
11.000 -11.499	149	11,899,656.61	1.87%	11.130	354	93.06	619
11.500 -11.999	101	9,301,721.92	1.46%	11.729	353	88.15	605
12.000 -12.499	62	3,877,397.97	0.61%	12.218	348	98.87	613
12.500 -12.999	51	2,936,780.76	0.46%	12.642	342	91.31	615
13.000 -13.499	7	375,937.50	0.06%	13.100	340	95.65	626
13.500 -13.999	3	98,775.67	0.02%	13.544	327	97.94	628
Total	2,526	637,210,082.81	100.00%	8.463	358	81.95	636

43

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
500-524	81	24,059,000.48	3.78%	9.925	358	73.28	511
525-549	131	31,190,148.35	4.89%	9.351	357	74.61	537
550-574	177	43,055,878.99	6.76%	8.921	358	80.52	561
575-599	283	67,974,761.90	10.67%	8.516	357	81.60	588
600-624	413	95,765,320.76	15.03%	8.416	358	84.04	612
625-649	497	117,491,172.53	18.44%	8.410	357	83.11	637
650-674	363	91,375,107.25	14.34%	8.183	357	82.55	662
675-699	270	75,239,666.84	11.81%	8.163	358	83.36	686
700+	311	91,059,025.71	14.29%	8.165	358	82.24	733
Total	2,526	637,210,082.81	100.00%	8.463	358	81.95	636

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	24	4,291,852.22	0.67%	8.391	358	39.57	579
50.00- 54.99	9	2,378,892.34	0.37%	8.126	358	52.78	618
55.00- 59.99	23	4,354,259.50	0.68%	9.216	353	57.58	558
60.00- 64.99	41	8,842,494.83	1.39%	9.308	358	62.52	563
65.00- 69.99	51	17,076,651.33	2.68%	8.916	357	67.90	584
70.00- 74.99	65	18,715,669.99	2.94%	9.104	358	71.92	569
75.00- 79.99	109	36,745,708.50	5.77%	8.506	358	76.77	591
80.00	1,110	350,462,470.62	55.00%	8.066	358	80.00	655
80.01- 84.99	24	6,821,336.33	1.07%	8.332	358	83.90	597
85.00- 89.99	167	46,812,710.84	7.35%	8.421	358	86.13	610
90.00- 94.99	321	87,664,768.51	13.76%	8.521	358	90.07	629
95.00- 99.99	85	10,242,950.53	1.61%	9.511	347	95.47	628
100.00	497	42,800,317.27	6.72%	10.688	355	100.00	656
Total	2,526	637,210,082.81	100.00%	8.463	358	81.95	636

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
120	14	265,970.31	0.04%	11.578	118	96.37	607
180	42	1,217,274.58	0.19%	10.865	178	90.91	633
240	4	139,356.89	0.02%	11.704	237	98.15	618
360	2,466	635,587,481.03	99.75%	8.457	358	81.93	636
Total	2,526	637,210,082.81	100.00%	8.463	358	81.95	636

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
61-120	14	265,970.31	0.04%	11.578	118	96.37	607
121-180	42	1,217,274.58	0.19%	10.865	178	90.91	633
181-240	4	139,356.89	0.02%	11.704	237	98.15	618
301-360	2,466	635,587,481.03	99.75%	8.457	358	81.93	636
Total	2,526	637,210,082.81	100.00%	8.463	358	81.95	636

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	118	27,490,144.92	4.31%	8.258	358	78.83	619
20.01 -25.00	59	11,748,221.53	1.84%	8.504	358	82.88	621
25.01 -30.00	106	23,213,050.37	3.64%	8.581	358	81.18	628
30.01 -35.00	192	40,285,602.78	6.32%	8.516	358	81.91	634
35.01 -40.00	340	85,148,584.82	13.36%	8.429	357	82.32	641
40.01 -45.00	510	128,433,419.90	20.16%	8.474	357	82.28	643
45.01 -50.00	953	246,403,100.41	38.67%	8.383	358	82.37	647
50.01 -55.00	246	74,185,010.49	11.64%	8.750	358	80.84	595
55.01 -60.00	2	302,947.59	0.05%	9.640	359	83.59	595
Total	2,526	637,210,082.81	100.00%	8.463	358	81.95	636

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	1,890	574,662,137.37	90.18%	8.309	358	80.88	635
Fixed Rate	636	62,547,945.44	9.82%	9.880	353	91.84	650
Total	2,526	637,210,082.81	100.00%	8.463	358	81.95	636

43

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2/28 6 MO LIBOR	1,058	279,257,486.12	43.83%	8.497	358	80.29	632
2/28 6 MO LIBOR 40/30 Balloon	546	199,123,675.97	31.25%	8.286	358	81.47	634
2/28 6 MO LIBOR IO	258	88,418,340.17	13.88%	7.799	358	81.20	643
3/27 6 MO LIBOR	11	1,533,219.36	0.24%	9.057	358	81.39	630
3/27 6 MO LIBOR 40/30 Balloon	7	2,451,338.06	0.38%	7.633	358	80.86	656
3/27 6 MO LIBOR IO	6	2,771,460.00	0.43%	7.480	358	86.29	661
5/25 6 MO LIBOR	1	215,874.43	0.03%	8.700	358	80.00	605
5/25 6 MO LIBOR 40/30 Balloon	3	890,743.26	0.14%	8.133	358	80.65	584
Fixed Rate	617	56,307,780.60	8.84%	10.107	353	92.94	650
Fixed Rate 40/30 Balloon	19	6,240,164.84	0.98%	7.830	358	81.99	648
Total	2,526	637,210,082.81	100.00%	8.463	358	81.95	636

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Interest Only	264	91,189,800.17	14.31%	7.790	358	81.36	643
Not Interest Only	2,262	546,020,282.64	85.69%	8.576	358	82.05	635
Total	2,526	637,210,082.81	100.00%	8.463	358	81.95	636

Interest Only Term	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
N/A	2,262	546,020,282.64	85.69%	8.576	358	82.05	635
60	264	91,189,800.17	14.31%	7.790	358	81.36	643
Total	2,526	637,210,082.81	100.00%	8.463	358	81.95	636

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: N/A	996	260,851,638.85	40.94%	8.560	358	82.45	645
Prepay Penalty: 12 months	120	40,057,034.50	6.29%	8.584	358	80.24	631
Prepay Penalty: 24 months	1,181	285,026,012.14	44.73%	8.426	358	81.77	630
Prepay Penalty: 36 months	229	51,275,397.32	8.05%	8.083	357	81.78	631
Total	2,526	637,210,082.81	100.00%	8.463	358	81.95	636

43

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	1,981	598,069,910.87	93.86%	8.292	358	80.80	635
Second Lien	545	39,140,171.94	6.14%	11.076	351	99.56	653
Total	2,526	637,210,082.81	100.00%	8.463	358	81.95	636

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Easy Documentation	18	6,301,024.12	0.99%	8.723	358	84.62	589
Full Documentation	1,382	319,580,384.27	50.15%	8.153	357	83.04	624
Stated Documentation	1,126	311,328,674.42	48.86%	8.776	358	80.79	650
Total	2,526	637,210,082.81	100.00%	8.463	358	81.95	636

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	608	176,256,962.77	27.66%	8.580	358	79.15	597
Home Improvement	43	14,150,400.73	2.22%	7.991	358	78.82	609
Purchase	1,860	442,576,515.39	69.46%	8.429	358	83.23	653
Rate/Term Refinance	15	4,226,203.92	0.66%	8.777	357	75.43	602
Total	2,526	637,210,082.81	100.00%	8.463	358	81.95	636

43

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2 Units	238	67,683,085.44	10.62%	8.354	358	82.53	661
3 Units	18	5,849,155.91	0.92%	8.380	357	83.12	644
4 Units	11	2,482,195.55	0.39%	8.484	354	81.29	633
Condominium	167	35,587,231.17	5.58%	8.636	357	80.77	649
PUD	1	695,528.23	0.11%	7.950	358	80.00	622
Single Family	2,091	524,912,886.51	82.38%	8.467	358	81.95	632
Total	2,526	637,210,082.81	100.00%	8.463	358	81.95	636

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Non-owner	204	37,933,305.34	5.95%	8.926	357	84.42	647
Primary	2,295	593,137,948.57	93.08%	8.437	358	81.77	636
Second Home	27	6,138,828.90	0.96%	8.149	357	84.46	611
Total	2,526	637,210,082.81	100.00%	8.463	358	81.95	636

43

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Arizona	56	14,280,084.81	2.24%	8.229	358	81.35	640
Arkansas	2	272,800.00	0.04%	8.239	359	80.00	676
California	588	197,176,636.33	30.94%	8.330	358	82.26	639
Colorado	23	4,286,061.19	0.67%	8.146	357	78.67	620
Connecticut	29	6,517,834.51	1.02%	9.065	358	82.10	606
Delaware	8	1,184,082.54	0.19%	8.572	358	81.53	600
District of Columbia	27	7,501,631.65	1.18%	8.645	357	81.02	663
Florida	473	95,145,854.94	14.93%	8.644	357	80.99	631
Georgia	89	12,790,088.94	2.01%	8.697	356	86.58	628
Hawaii	21	6,790,060.39	1.07%	8.577	357	74.44	636
Idaho	7	1,335,303.15	0.21%	8.380	357	83.83	600
Illinois	111	23,750,107.58	3.73%	8.732	357	83.38	631
Indiana	22	2,238,811.30	0.35%	9.152	358	86.67	634
Iowa	2	122,491.64	0.02%	10.122	358	81.45	586
Kansas	4	817,929.01	0.13%	9.161	359	87.26	608
Kentucky	6	488,257.45	0.08%	9.701	348	87.13	591
Maine	1	101,926.54	0.02%	7.650	358	85.00	747
Maryland	146	35,276,609.39	5.54%	8.413	358	81.65	628
Massachusetts	76	20,419,329.08	3.20%	8.490	358	80.56	622
Michigan	51	8,017,060.83	1.26%	8.463	358	83.54	644
Minnesota	15	2,042,666.46	0.32%	8.773	356	85.60	604
Missouri	14	1,873,780.06	0.29%	8.575	357	82.46	666
Montana	1	36,600.00	0.01%	11.875	359	100.00	613
Nevada	50	11,341,950.14	1.78%	8.331	358	83.21	623
New Hampshire	5	555,502.58	0.09%	8.761	359	69.99	604
New Jersey	120	36,381,256.95	5.71%	8.705	357	82.12	639
New Mexico	6	1,149,092.31	0.18%	8.228	356	86.47	609
New York	243	82,665,925.94	12.97%	8.175	358	81.87	661
North Carolina	32	2,941,341.61	0.46%	8.961	355	82.63	614
Ohio	30	3,765,904.22	0.59%	8.701	358	83.07	599
Oklahoma	7	871,144.65	0.14%	8.695	358	86.72	645
Oregon	10	2,099,132.56	0.33%	8.271	358	84.68	627
Pennsylvania	44	6,521,930.86	1.02%	9.276	358	80.84	595
Rhode Island	10	2,176,818.55	0.34%	9.163	358	71.50	596
South Carolina	17	3,065,068.80	0.48%	8.761	358	83.51	608
Tennessee	13	1,147,922.91	0.18%	9.320	357	85.84	572
Texas	48	10,476,361.39	1.64%	8.487	358	82.26	664
Utah	8	1,147,799.04	0.18%	8.562	358	85.77	605
Vermont	1	321,344.42	0.05%	10.850	354	70.00	524
Virginia	74	20,873,806.92	3.28%	8.453	357	81.76	615
Washington	20	5,020,838.35	0.79%	8.293	358	81.79	617
West Virginia	2	260,477.83	0.04%	8.907	359	79.45	601
Wisconsin	14	1,960,454.99	0.31%	9.137	356	87.46	619
Total	2,526	637,210,082.81	100.00%	8.463	358	81.95	636

43

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
3.000 - 3.499	4	1,613,096.37	0.28%	5.737	359	79.98	653
3.500 - 3.999	20	8,349,931.61	1.45%	6.328	358	79.77	676
4.000 - 4.499	65	22,972,223.60	4.00%	6.728	358	79.26	671
4.500 - 4.999	157	54,147,528.23	9.42%	7.228	358	80.96	655
5.000 - 5.499	338	112,445,030.29	19.57%	7.718	358	80.88	649
5.500 - 5.999	393	129,216,673.49	22.49%	8.176	358	80.95	641
6.000 - 6.499	397	127,774,467.45	22.23%	8.672	358	82.01	635
6.500 - 6.999	516	118,143,186.33	20.56%	9.602	358	79.93	594
Total	1,890	574,662,137.37	100.00%	8.309	358	80.88	635

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
4.000 - 4.499	1	453,600.00	0.08%	6.750	357	80.00	701
5.000 - 5.499	1	479,847.48	0.08%	7.640	358	80.00	582
5.500 - 5.999	6	2,610,540.52	0.45%	6.359	358	79.99	655
6.000 - 6.499	20	8,398,703.12	1.46%	6.336	358	79.99	672
6.500 - 6.999	90	31,339,272.72	5.45%	6.803	358	79.83	666
7.000 - 7.499	155	53,079,039.84	9.24%	7.267	358	80.88	655
7.500 - 7.999	396	136,442,175.87	23.74%	7.799	358	80.52	650
8.000 - 8.499	346	108,336,771.47	18.85%	8.242	358	81.72	638
8.500 - 8.999	412	133,196,695.78	23.18%	8.742	358	82.06	635
9.000 - 9.499	164	40,780,665.24	7.10%	9.209	358	81.93	621
9.500 - 9.999	171	38,010,850.58	6.61%	9.739	358	79.68	571
10.000 -10.499	47	8,159,748.63	1.42%	10.254	358	75.54	550
10.500 -10.999	41	7,187,064.67	1.25%	10.680	358	76.82	547
11.000 -11.499	20	2,663,120.64	0.46%	11.198	358	72.53	528
11.500 -11.999	15	3,019,232.18	0.53%	11.752	358	64.81	538
12.000 -12.499	1	55,985.17	0.01%	12.350	358	70.00	549
12.500 -12.999	4	448,823.46	0.08%	12.714	357	53.16	558
Total	1,890	574,662,137.37	100.00%	8.309	358	80.88	635

43

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
11.500 -11.999	5	2,017,096.37	0.35%	5.788	359	79.99	656
12.000 -12.499	20	8,398,703.12	1.46%	6.336	358	79.99	672
12.500 -12.999	91	31,792,872.72	5.53%	6.802	358	79.84	666
13.000 -13.499	155	53,079,039.84	9.24%	7.267	358	80.88	655
13.500 -13.999	397	136,922,023.35	23.83%	7.799	358	80.52	650
14.000 -14.499	347	108,930,215.62	18.96%	8.242	358	81.71	638
14.500 -14.999	412	133,196,695.78	23.18%	8.742	358	82.06	635
15.000 -15.499	164	40,780,665.24	7.10%	9.209	358	81.93	621
15.500 -15.999	170	37,697,674.75	6.56%	9.738	358	79.68	572
16.000 -16.499	48	8,472,924.46	1.47%	10.243	358	75.70	549
16.500 -16.999	41	7,187,064.67	1.25%	10.680	358	76.82	547
17.000 -17.499	20	2,663,120.64	0.46%	11.198	358	72.53	528
17.500 -17.999	15	3,019,232.18	0.53%	11.752	358	64.81	538
18.000 -18.499	1	55,985.17	0.01%	12.350	358	70.00	549
18.500 -18.999	4	448,823.46	0.08%	12.714	357	53.16	558
Total	1,890	574,662,137.37	100.00%	8.309	358	80.88	635

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.000	1,890	574,662,137.37	100.00%	8.309	358	80.88	635
Total	1,890	574,662,137.37	100.00%	8.309	358	80.88	635

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.500	1,890	574,662,137.37	100.00%	8.309	358	80.88	635
Total	1,890	574,662,137.37	100.00%	8.309	358	80.88	635

43

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
10/01/07	1	97,152.94	0.02%	9.050	353	75.00	546
11/01/07	5	1,542,567.86	0.27%	8.639	354	78.03	547
12/01/07	8	2,074,311.51	0.36%	8.376	355	73.44	573
01/01/08	48	13,208,902.18	2.30%	8.293	356	80.79	625
02/01/08	196	59,263,281.97	10.31%	8.105	357	80.05	645
03/01/08	1,111	342,984,605.54	59.68%	8.347	358	80.79	632
04/01/08	493	147,628,680.26	25.69%	8.319	359	81.46	639
12/01/08	1	52,719.20	0.01%	10.740	355	80.00	570
01/01/09	1	447,601.09	0.08%	7.900	356	80.00	646
02/01/09	2	276,141.08	0.05%	8.504	357	77.90	600
03/01/09	12	3,493,053.05	0.61%	7.638	358	84.47	669
04/01/09	8	2,486,503.00	0.43%	8.123	359	82.68	637
01/01/11	1	195,895.78	0.03%	9.650	356	80.00	575
03/01/11	2	695,721.91	0.12%	7.969	358	80.00	589
04/01/11	1	215,000.00	0.04%	7.850	359	82.69	596
Total	1,890	574,662,137.37	100.00%	8.309	358	80.88	635

Silent 2nd	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Has 2nd lien	1,132	351,055,946.46	55.09%	8.056	358	81.18	660
No Silent 2nd	1,394	286,154,136.35	44.91%	8.962	357	82.90	607
Total	2,526	637,210,082.81	100.00%	8.463	358	81.95	636

Fremont Home Loan Trust 2006-A

Mortgage-Backed Certificates, Series 2006-A

$1,007,006,000 (Approximate)

Financial Asset Securities Corp.
Depositor

Fremont Investment & Loan
Originator, Seller, Sponsor and Servicer

Wells Fargo Bank, N.A.
Master Servicer and Trust Administrator

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov<http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supercedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

RBS Greenwich Capital Contacts:

Mortgage Finance	Phone	E-mail Address
Jim Raezer	(203) 618-6030	raezerj@rbsgc.com
Ara Balabanian	(203) 618-2435	ara.balabanian@rbsgc.com
Sean Curran	(203) 618-2426	currans@rbsgc.com

Trading	Phone	E-mail Address
Ron Weibye	(203) 625-6160	weibyer@gcm.com
Peter McMullin	(203) 625-6160	peter.mcmullin@gcm.com

Rating Agency Contacts:

Standard & Poor’s	Phone	E-mail Address
Sudhir Sharma	(212) 438-3047	sudhir_sharma@standardandpoors.com
Gabriel Wieder	(212) 438-3080	gabriel_wieder@sandp.com

Moody’s Investors Service	Phone	E-mail Address
Todd Swanson	(415) 274-1714	Todd.Swanson@moodys.com
Karen Romallo	(212) 553-0370	Karen.Ramallo@moodys.com

Fitch Ratings	Phone	E-mail Address
Rachel Brach	(212) 908-0224	Rachel.Brach@fitchratings.com
Randi Greenberg	(212) 908-0717	Randi.Greenberg@fitchratings.com

Preliminary Term Sheet	Date Prepared: April 27, 2006

Fremont Home Loan Trust 2006-A
Mortgage-Backed Certificates, Series 2006-A
$698,573,000 (Approximate)

Class(1,3)	Principal Amount ($)	WAL (Years) Call/Mat(2)	Payment Window Call/Mat(2)	Certificate Type	Scheduled Final Distribution Date	Expected Rating S&P/Moody’s/Fitch
1-A-1	$277,590,000			Floating Rate Super Seniors	May 2036	AAA/Aaa/AAA
1-A-2	$30,843,000	Not Marketed Hereby		Floating Rate Senior Mezz	May 2036	AAA/Aaa/AAA
2-A-1	$179,400,000	1.00/1.00	1-19/1-19	Floating Rate Seq Seniors	May 2036	AAA/Aaa/AAA
2-A-2	$121,289,000	2.00/2.00	19-28/19-28	Floating Rate Seq Seniors	May 2036	AAA/Aaa/AAA
2-A-3	$141,373,000	3.50/3.50	28-69/28-69	Floating Rate Seq Seniors	May 2036	AAA/Aaa/AAA
2-A-4	$44,564,000	6.37/8.12	69-77/69-169	Floating Rate Seq Seniors	May 2036	AAA/Aaa/AAA
M-1	$75,474,000	4.14/4.14	40-74/40-74	Floating Rate Seq Subordinate	May 2036	AA/Aa2/AA+
M-2	$20,678,000	6.45/8.41	74-77/74-144	Floating Rate Seq Subordinate	May 2036	AA/Aa3/AA
M-3	$19,127,000	4.57/4.97	39-77/39-128	Floating Rate Subordinate	May 2036	A+/A1/AA-
M-4	$18,610,000	4.57/4.95	39-77/39-123	Floating Rate Subordinate	May 2036	A/A2/A+
M-5	$17,059,000	4.55/4.91	38-77/38-118	Floating Rate Subordinate	May 2036	A-/A3/A
M-6	$16,542,000	4.55/4.87	38-77/38-113	Floating Rate Subordinate	May 2036	BBB+/Baa1/A-
M-7	$13,957,000	4.55/4.83	37-77/37-107	Floating Rate Subordinate	May 2036	BBB/Baa2/BBB+
M-8	$11,373,000	4.53/4.76	37-77/37-100	Floating Rate Subordinate	May 2036	BBB-/Baa3/BBB
M-9	$8,788,000	4.53/4.70	37-77/37-94	Floating Rate Subordinate	May 2036	BBB-/Ba1/BBB
M-10	$10,339,000	4.53/4.61	37-77/37-87	Floating Rate Subordinate	May 2036	BB+/Ba2/BBB-
Total	$1,007,006,000

(1)
The Class 1-A-1 and Class 1-A-2 are backed primarily by the cash flow from the Group 1 Mortgage Loans (as defined herein). The Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 are backed primarily by the cash flow from the Group 2 Mortgage Loans (as defined herein). The Subordinate Certificates are backed by the cash flow from the Mortgage Loans (as defined herein). The principal balance of each class of Offered Certificates (as defined herein) is subject to a 10% variance.

(2)	The WAL and Payment Windows for the Offered Certificates are shown to the Clean-up Call Date (as described herein) and to maturity. See “Pricing Prepayment Speed” herein.
(3)
The Senior Certificates and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates are priced to the Clean-up Call Date. The margin on the Senior Certificates will double and the margin on the Subordinate Certificates will be equal to 1.5x the original margin after the Clean-up Call Date.

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Depositor:	Financial Asset Securities Corp.

Servicer, Originator Sponsor & Seller:	Fremont Investment & Loan (“Fremont”)

Lead Manager:	Greenwich Capital Markets, Inc. (“RBS Greenwich Capital”).

Co-Managers:	Barclay’s Capital Inc, Deutsche Bank Securities, Inc, Goldman, Sachs & Co, and JP Morgan Securities Inc.

Master Servicer & Trust Administrator:	Wells Fargo Bank, N.A.

Trustee:	HSBC Bank USA, National Association.

Offered Certificates:
The Class 1-A-1 and Class 1-A-2 Certificates (the “Group 1 Certificates”), the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates (together, the “Group 2 Certificates”, together with the Group 1 Certificates, the “Senior Certificates”), the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates (together, the “Class M Certificates” or the “Subordinate Certificates”). The Class 1-A-1, Class 1-A-2, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates are referred to herein as the “Offered Certificates.” The Senior Certificates together with the Subordinate Certificates are referred to herein as the “Certificates.”

Non-Offered Certificates:	The Class C, Class P, Class R and Class RX Certificates.

Federal Tax Status:	The Offered Certificates will represent, in part, ownership of REMIC regular interests for federal tax purposes.

Registration:	The Offered Certificates will be available in book-entry form through DTC and, upon request, through Clearstream, Luxembourg and the Euroclear System.

Cut-off Date:	The close of business on May 1, 2006.

Expected Pricing Date:	On or about May [3], 2006.

Expected Closing Date:	On or about May [10], 2006.

Distribution Date:	The 25th day of each month (or if not a business day, the next succeeding business day) commencing in June 2006.

Accrued Interest:	The price to be paid by investors for the Offered Certificates will not include accrued interest (settling flat).

Interest Accrual Period:
The interest accrual period for each Distribution Date with respect to the Offered Certificates will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 basis).

ERISA Eligibility:	The Certificates are not expected to be ERISA eligible. The Certificates may not be purchased by ERISA plans or with the assets of ERISA plans.

SMMEA Eligibility:	None of the Offered Certificates are expected to constitute “mortgage related securities” for purposes of SMMEA.

Optional Termination:
The terms of the transaction allow for an optional call of the Mortgage Loans by the Servicer and the retirement of the Offered Certificates (the “Clean-up Call”), which may be exercised once the aggregate principal balance of the Mortgage Loans is less than or equal to 10% the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Pricing Prepayment Speed:
The Offered Certificates will be priced based on the following collateral prepayment assumptions:

FRM Loans: 100% PPC (100% PPC: 4.6% - 23.0% CPR over 12 months, 23% thereafter)
ARM Loans:  100% PPC  (100% PPC: 4.0% - 35.0% CPR over 24 months, 35% thereafter)

Mortgage Loans:
As of the Cut-off Date, the aggregate principal balance of the mortgage loans described herein was approximately $1,033,549,219 consisting primarily of fixed and hybrid adjustable rate, fully amortizing and balloon, first and second lien, conforming and non-conforming balance mortgage loans (the “Mortgage Loans”). See attached collateral descriptions for more information.

The Mortgage Loans will be divided into the Group 1 Mortgage Loans and Group 2 Mortgage Loans.

As of the Cut-off Date, the “Group 1 Mortgage Loans” consisted of first and second lien, fixed rate and hybrid adjustable rate, conforming balance mortgage loans with an aggregate principal balance of approximately $396,339,136. Approximately 9.53% of the Group 1 Mortgage Loans have fixed rates and approximately 90.47% of the Group 1 Mortgage Loans have hybrid adjustable rates with an initial rate adjustment occurring approximately either two, three or five years following origination, and in each case following the initial fixed rate period adjust every six months thereafter. Approximately 2.96% of the Group 1 Mortgage Loans require the borrowers to make monthly payments only of accrued interest for the first 60 months.

As of the Cut-off Date, the “Group 2 Mortgage Loans” consisted primarily of first and second lien, fixed rate and hybrid adjustable rate, conforming and non-conforming balance mortgage loans with an aggregate principal balance of approximately $637,210,083. Approximately 9.82% of the Group 2 Mortgage Loans have fixed rates and approximately 90.18% of the Group 2 Mortgage Loans have hybrid adjustable rates with an initial rate adjustment occurring approximately either two, three or five years following origination, and in each case following the initial fixed rate period adjust every six months thereafter. Approximately 14.31% of the Group 2 Mortgage Loans require the borrowers to make monthly payments only of accrued interest for the first 60 months.

On or prior to the Closing Date, certain Mortgage Loans may be removed from the trust and certain other similar mortgage loans may be added to the trust.

Solely for determining the principal balances of the Offered Certificates in order to minimize the variance of the principal balance of the Offered Certificates as of the Closing Date, it is estimated but not guaranteed that the aggregate principal balance of the Mortgage Loans will be approximately $1,033,549,219 as of the Cut-off Date. It is not expected that the initial principal balance (or notional balance) of any class of Offered Certificates (as shown on the second page) will increase or decrease by more than 10% by the Closing Date.

Pass-Through Rate:	The “Pass-Through Rate” for the Senior and Subordinate Certificates will be equal to the lesser of (i) the related Formula Rate and (ii) the Net WAC Rate.

Formula Rate:	The “Formula Rate” for the Senior and Subordinate Certificates will be equal to the lesser of (i) the Base Rate for such Class and (ii) the Maximum Cap.

Base Rate:	The “Base Rate” for the Senior and Subordinate Certificates is One Month LIBOR plus the related margin.

Net WAC Rate:
The “Net WAC Rate” is a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to the weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans minus an amount, expressed as a per annum rate, equal to the sum of (x) the product of (i) any Net Swap Payment owed to the Swap Provider divided by the outstanding principal balance of the Mortgage Loans and (ii) 12 and (y) the product of (i) any Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event), payable by the Trust, divided by the outstanding principal balance of the Mortgage Loans and (ii) 12.

Maximum Cap:
The “Maximum Cap” for any Distribution Date will be a per annum rate equal to the weighted average Adjusted Net Maximum Mortgage Rates of the Mortgage Loans plus an amount, expressed as a per annum rate, equal to the product of (x) a fraction the numerator of which is equal to any Net Swap Payment made by the Swap Provider and the denominator of which is equal to the aggregate Principal Balance of the Mortgage Loans and (y) 12.

 .
Adjusted Net Mortgage Rate:
The “Adjusted Net Mortgage Rate” for any Mortgage Loan will be equal to the mortgage rate for such Mortgage Loan less the sum of (i) the master servicing fee rate, (ii) the trust administration fee rate and (iii) the servicing fee rate.

Adjusted Net Maximum Mortgage Rate:
 The “Adjusted Net Maximum Mortgage Rate” for any Mortgage Loan will be equal to the maximum mortgage rate for such Mortgage Loan (or the mortgage rate for such Mortgage Loan, if such Mortgage Loan has a fixed rate) less the sum of (i) the master servicing fee rate, (ii) the trust administration fee rate and (iii) the servicing fee rate.

Net WAC Rate Carryover Amount:
For any Distribution Date the “Net WAC Rate Carryover Amount” for any class of Offered Certificates is equal to the sum of (i) the excess, if any, of (a) the amount of interest that would have accrued on such Class based on the related Formula Rate over (b) the amount of interest accrued on such Class based on the Net WAC Rate and (ii) the unpaid portion of any Net WAC Rate Carryover Amount from the prior Distribution Date together with accrued interest on such unpaid portion at the related Formula Rate. Any Net WAC Rate Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of funds available.

Swap Yield Maintenance Agreement:
On the Closing Date, the Trustee will enter into a Swap Agreement with a notional amount equal to, on each Distribution Date, the lesser of (a) the Scheduled Maximum Swap Notional Amount multiplied by a factor of 250 and (b) the outstanding principal amount of the Certificates. Under the Swap Agreement, the Trust will be obligated to pay a monthly rate of [5.45]% on the notional amount (calculated on a 30/360 basis) as set forth in the Swap Agreement to the Swap Provider and the Trust will be entitled to receive an amount equal to one-month LIBOR on the notional amount (calculated on an actual/360 basis) as set forth in the Swap Agreement from the Swap Provider, until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (“Net Swap Payment”). See the attached schedule for the Scheduled Maximum Swap Notional Amount for each Distribution Date.

Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) by the Swap Administrator pursuant to the Pooling and Servicing Agreement and a swap administration agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.

Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Trust is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full generally, prior to distributions to Certificateholders.

In the event that the Trust receives a Swap Termination Payment, and a successor Swap Provider cannot be obtained, then such Swap Termination Payment will be deposited into a reserve account and the Swap Administrator, on each subsequent Distribution Date, will withdraw the amount of any Net Swap Payment due to the Trust (calculated in accordance with the terms of the original Swap Agreement) and administer such Net Swap Payment in accordance with the terms of the Pooling and Servicing Agreement and the swap administration agreement.

Credit Enhancement:	Consists of the following: 1) Excess Cashflow; 2) Swap Yield Maintenance Agreement; 3) Overcollateralization Amount; and 4) Subordination.

Excess Cashflow:	The “Excess Cashflow” for any Distribution Date will be equal to the available funds remaining after priorities 1) and 2) under “Priority of Distributions.”

Overcollateralization Amount:
The “Overcollateralization Amount” is equal to the aggregate principal balance of the Mortgage Loans over the aggregate certificate principal balance of the Senior Certificates and Subordinate Certificates. On the Closing Date, the Overcollateralization Amount will be equal to approximately 2.60% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. To the extent the Overcollateralization Amount is reduced below the Required Overcollateralization Target, Excess Cashflow and Net Swap Payments will be directed to build the Overcollateralization Amount until the Required Overcollateralization Amount is reached.

Required Overcollateralization Target:	On any Distribution Date, the “Required Overcollateralization Target” is equal to:
	(i)	prior to the Stepdown Date, 2.60% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, and
	(ii)	on or after the Stepdown Date, if no Trigger Event has occurred and is continuing, the greater of:
(a) 5.20% of the current principal balance of the Mortgage Loans
(b) 0.50% of the principal balance of the Mortgage Loans on the Cut-off Date (the “OC Floor”), and
	(iii)	during the occurrence and continuation of a Trigger Event, the Required Overcollateralization Target as of the previous Distribution Date.

Stepdown Date:	The earlier to occur of
	(i)	the Distribution Date on which the principal balance of the Senior Certificates has been reduced to zero and
	(ii)	the later to occur of
		(x)	the Distribution Date occurring in June 2009, and
		(y)	the first Distribution Date on which the Credit Enhancement Percentage with respect to the Senior Certificates is at least 46.20%.

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Credit Enhancement Percentage:
The “Credit Enhancement Percentage” for a Distribution Date and any Certificate is equal to (i) the sum of (a) the aggregate principal balance of the Certificates subordinate to such Certificate and (b) the Overcollateralization Amount divided by (ii) the aggregate principal balance of the Mortgage Loans.

		Ratings (S/M/F)	Initial Credit Enhancement Percentage	Target Credit Enhancement Percentage on or After Stepdown Date
	Senior	AAA/Aaa/AAA	23.10%	46.20%
	M-1	AA/Aa2/AA+	15.80%	31.60%
	M-2	AA/Aa3/AA	13.80%	27.60%
	M-3	A+/A1/AA-	11.95%	23.90%
	M-4	A/A2/A+	10.15%	20.30%
	M-5	A-/A3/A	8.50%	17.00%
	M-6	BBB+/Baa1/A-	6.90%	13.80%
	M-7	BBB/Baa2/BBB+	5.55%	11.10%
	M-8	BBB-/Baa3/BBB	4.45%	8.90%
	M-9	BBB-/Ba1/BBB	3.60%	7.20%
	M-10	BB+/Ba2/BBB-	2.60%	5.20%

Trigger Event:
A “Trigger Event” is in effect on any Distribution Date on or after the Stepdown Date, if either (i) the 60+ delinquency percentage exceeds 34.64% of the current Credit Enhancement Percentage of the Senior Certificates or (ii) cumulative realized losses for the related Distribution Date as a percentage of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date are greater than:

Distribution Date	Percentage
June 2008 - May 2009	[1.50]% for the first month plus an additional 1/12th of [1.90]% for each month thereafter
June 2009 - May 2010	[3.40]% for the first month plus an additional 1/12th of [1.90]% for each month thereafter
June 2010 - May 2011	[5.30]% for the first month plus an additional 1/12th of [1.50]% for each month thereafter
June 2011 - May 2012	[6.80]% for the first month plus an additional 1/12th of [0.80]% for each month thereafter
June 2012 and thereafter	[7.60]%

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Realized Losses:
If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan. The amount of such insufficiency is a “Realized Loss.” Realized Losses on the Mortgage Loans will, in effect, be absorbed first, by the Excess Cashflow, second, by the Net Swap Payments received under the Swap Yield Maintenance Agreement and third, by the reduction of the Overcollateralization Amount. Following the reduction of any Overcollateralization Amount to zero, all allocable Realized Losses will be applied in reverse sequential order, first to the Class M-10 Certificates, second to the Class M-9 Certificates, third to the Class M-8 Certificates, fourth to the Class M-7 Certificates, fifth to the Class M-6 Certificates, sixth to the Class M-5 Certificates, seventh to the Class M-4 Certificates, eighth to the Class M-3 Certificates, ninth to the Class M-2 Certificates and tenth to the Class M-1 Certificates and then, in the case of any remaining Realized Losses on the Group 1 Mortgage Loans, to the Class 1-A-2 Certificates. Realized Losses will not be allocated to any of the Class A Certificates (except for the Class 1-A-2 Certificates to the limited extent described above).

Priority of Distributions:	Available funds from the Mortgage Loans after deducting or adding any Net Swap Payments, as appropriate, will be distributed as follows:

1)    Interest funds as follows: first to pay master servicing fees, trust administration fees and servicing fees, second monthly interest plus any previously unpaid interest to the Senior Certificates on a pro-rata basis based on the entitlement of each such class, third monthly interest to the Class M-1 Certificates, fourth monthly interest to the Class M-2 Certificates, fifth monthly interest to the Class M-3 Certificates, sixth monthly interest to the Class M-4 Certificates, seventh monthly interest to the Class M-5 Certificates, eighth monthly interest to the Class M-6 Certificates, ninth monthly interest to the M-7 Certificates, tenth monthly interest to the Class M-8 Certificates, eleventh monthly interest to the Class M-9 Certificates, and twelfth monthly interest to the Class M-10 Certificates.

2)    Principal funds, as follows: in each case as described under "Principal Paydown", first monthly principal to the Senior Certificates, second monthly principal to the Class M-1 Certificates, third monthly principal to the Class M-2 Certificates, fourth monthly principal to the Class M-3 Certificates, fifth monthly principal to the Class M-4 Certificates, sixth monthly principal to the Class M-5 Certificates, seventh monthly principal to the Class M-6 Certificates, eighth monthly principal to the Class M-7 Certificates, ninth monthly principal to the M-8 Certificates, tenth monthly principal to the Class M-9 Certificates, and eleventh monthly principal to the Class M-10 Certificates.

3)   Excess Cashflow as follows: first, as principal to the Offered Certificates to build the Overcollateralization Amount in the order of priority described under “Principal Paydown” below, second, any previously unpaid interest to the Class M-1 Certificates, then any unpaid applied Realized Loss amount to the Class M-1 Certificates, then any previously unpaid interest to the Class M-2 Certificates, then any unpaid applied Realized Loss amount to the Class M-2 Certificates, then any previously unpaid interest to the Class M-3 Certificates, then any unpaid applied Realized Loss amount to the Class M-3 Certificates, then any previously unpaid interest to the Class M-4 Certificates, then any unpaid applied Realized Loss amount to the Class M-4 Certificates, then any previously unpaid interest to the Class M-5 Certificates, then any unpaid applied Realized Loss amount to the Class M-5 Certificates, then any previously unpaid interest to the Class M-6 Certificates, then any unpaid applied Realized Loss amount to the Class M-6 Certificates, then any previously unpaid interest to the Class M-7 Certificates, then any unpaid applied Realized Loss amount to the Class M-7 Certificates, then any previously unpaid interest to the Class M-8 Certificates, then any unpaid applied Realized Loss amount to the Class M-8 Certificates, then any previously unpaid interest to the Class M-9 Certificates, then any unpaid applied Realized Loss amount to the Class M-9 Certificates, then any previously unpaid interest to the Class M-10 Certificates, then any unpaid applied Realized Loss amount to the Class M-10 Certificates.

4)   To the extent available, any remaining Excess Cashflow to pay any Net WAC Rate Carryover Amount, first to the Senior Certificates, pro rata, then to the Class M-1 Certificates, then to the Class M-2 Certificates, then to the Class M-3 Certificates, then to the Class M-4 Certificates, then to the Class M-5 Certificates, then to the Class M-6 Certificates, then to the Class M-7 Certificates, then to Class M-8 Certificates, then to the Class M-9 Certificates and lastly to the Class M-10 Certificates.

5)   Any remaining Excess Cashflow to the holders of certain non-offered classes of certificates as described in the Pooling Agreement (including any Swap Termination Payment owed to the Swap Provider due to a Swap Trigger Event pursuant to the Swap Agreement).

Principal Paydown:
Principal allocated to the Group 1 Certificates will be distributed pro-rata to the Class 1-A-1 and Class 1-A-2 Certificates until the aggregate principal balance thereof has been reduced to zero. Principal allocated to the Group 2 Certificates will be distributed sequentially to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until the aggregate principal balance thereof has been reduced to zero. However, if all the Subordinate Certificates are written down to zero, the related share of the principal allocable to the Group 2 Certificates will be distributed pro-rata, based on the current certificate principal balance until their certificate principal balances are paid down to zero.

1)
Prior to the Stepdown Date or if a Trigger Event is in effect, 100% of principal will be paid to the Senior Certificates, provided, however if the Senior Certificates have been retired, principal will be applied sequentially in the following order of priority, in each case until the respective certificates have been retired: first, to the Class M-1 Certificates, second, to the Class M-2 Certificates, third, to the Class M-3 Certificates, fourth, to the Class M-4 Certificates, fifth, to the Class M-5 Certificates, sixth, to the Class M-6 Certificates, seventh, to the Class M-7 Certificates, eighth, to the Class M-8 Certificates, ninth, to the Class M-9 Certificates, and tenth, to the Class M-10 Certificates.

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2)
On or after the Stepdown Date and if a Trigger Event is not in effect, the Offered Certificates will be entitled to receive payments of principal in the following order of priority: first, to the Senior Certificates, such that the Senior Certificates will have at least 46.20% credit enhancement, second, to the Class M-1 and Class M-2 Certificates, sequentially, such that both the Class M-1 and Class M-2 Certificates will have at least 27.60% credit enhancement, third, to the Class M-3 Certificates such that the Class M-3 Certificates will have at least 23.90% credit enhancement, fourth, to the Class M-4 Certificates such that the Class M-4 Certificates will have at least 20.30% credit enhancement, fifth, to the Class M-5 Certificates such that the Class M-5 Certificates will have at least 17.00% credit enhancement, sixth, to the Class M-6 Certificates such that the Class M-6 Certificates will have at 13.80% credit enhancement, seventh, to the Class M-7 Certificates such that the Class M-7 Certificates will have at least 11.10% credit enhancement, eighth, to the Class M-8 Certificates such that the Class M-8 Certificates will have at least 8.90% credit enhancement, ninth, to the Class M-9 Certificates such that the Class M-9 Certificates will have at least 7.20% credit enhancement, and tenth, to the Class M-10 Certificates such that the Class M-10 Certificates will have at least 5.20% credit enhancement.

Swap Account:	Funds deposited into the Swap Account on a Distribution Date will include:
(i)	the net swap payments owed to the Swap Provider for such Distribution Date,
(ii)	any net swap payments received from the Swap Provider for such Distribution Date,

On each Distribution Date, following the distribution of Excess Cashflow, payments shall be distributed from the Swap Account as follows:

(i)	to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date;

(ii)	to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event pursuant to the Swap Agreement;

(iii)	to the Senior Certificates, any unpaid interest, pro rata, including any accrued unpaid interest from a prior Distribution Date;

(iv)	to the Subordinate Certificates, sequentially, any unpaid interest, including any accrued unpaid interest from prior Distribution Dates;

(v)
to the Senior Certificates and the Subordinate Certificates, any principal in accordance with the principal payment provisions described above under “Principal Paydown” in an amount necessary to maintain the applicable Overcollateralization Target Amount;

(vi)	to the Subordinate Certificates, sequentially, any remaining Allocated Realized Loss Amounts;

(vii)
an amount equal to any unpaid remaining Net WAC Rate Carryover Amounts with respect to the Senior and Subordinate Certificates to such Certificates first, pro rata, to the Senior Certificates based on the remaining Net WAC Carryover Amount and second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates.

43

Swap Yield Maintenance Agreement Schedule
On each Distribution Date, the effective notional amount of the Swap Agreement will be equal to the lesser of (a) the Scheduled Maximum Swap Notional Amount multiplied by a factor of 250 and (b) the outstanding principal amount of the Certificates.

Period	Effective Notional Schedule ($)	Swap Strike (%)
1	N/A	N/A
2	3,979,235.80	5.450
3	3,948,269.66	5.450
4	3,912,419.02	5.450
5	3,871,739.49	5.450
6	3,826,304.58	5.450
7	3,776,205.70	5.450
8	3,710,034.84	5.450
9	3,621,639.06	5.450
10	3,527,142.61	5.450
11	3,426,920.30	5.450
12	3,322,362.90	5.450
13	3,213,831.97	5.450
14	3,101,717.23	5.450
15	2,986,434.08	5.450
16	2,868,420.73	5.450
17	2,748,135.21	5.450
18	2,626,051.95	5.450
19	2,502,658.25	5.450
20	2,378,450.51	5.450
21	2,253,930.23	5.450
22	2,128,847.70	5.450
23	235,898.33	5.450
24	226,855.05	5.450
25	218,173.24	5.450
26	209,837.57	5.450
27	201,833.43	5.450
28	194,146.87	5.450
29	186,764.57	5.450
30	179,673.80	5.450
31	172,862.41	5.450
32	166,318.79	5.450
33	160,031.83	5.450
34	152,868.55	5.450
35	137,983.30	5.450
36	133,021.55	5.450
37	128,239.48	5.450
38	123,630.49	5.450
39	119,188.22	5.450
40	114,906.54	5.450
41	110,779.58	5.450
42	106,801.65	5.450
43	102,967.32	5.450
44	99,271.32	5.450
45	95,708.60	5.450
46	92,274.30	5.450
47	88,963.74	5.450
48	85,772.41	5.450
49	82,695.96	5.450
50	N/A	N/A

43

Mortgage Loans
As of the Cut-off Date

		Minimum	Maximum
Scheduled Principal Balance	$1,033,549,219	$5,430	$1,439,517
Average Scheduled Principal Balance	$231,946
Number of Mortgage Loans	4,456

Weighted Average Gross Coupon	8.519%	5.700%	13.575%
Weighted Average FICO Score	621	500	824
Weighted Average Combined Original LTV	80.52%	5.80%	100.00%

Weighted Average Original Term	360 months	120 months	360 months
Weighted Average Stated Remaining Term	358 months	116 months	359 months
Weighted Average Seasoning	2 months	1 month	7 months

Weighted Average Gross Margin	5.873%	3.216%	6.990%
Weighted Average Minimum Interest Rate	8.435%	4.443%	12.850%
Weighted Average Maximum Interest Rate	14.440%	11.700%	18.850%
Weighted Average Initial Rate Cap	2.001%	2.000%	3.000%
Weighted Average Subsequent Rate Cap	1.500%	1.500%	1.500%
Weighted Average Months to Roll	22 months	17 months	59 months

Maturity Date		Jan 1 2016	Apr 1 2036
Maximum Zip Code Concentration	0.37%	11207

ARM	90.29%	Easy Documentation	1.13%
Fixed Rate	9.71%	Full Documentation	52.73%
		Stated Documentation	46.14%
2/28 6 MO LIBOR	48.05%
2/28 6 MO LIBOR 40/30 Balloon	31.21%	Cash Out Refinance	47.49%
2/28 6 MO LIBOR IO	9.59%	Home Improvement	3.36%
3/27 6 MO LIBOR	0.33%	Purchase	48.09%
3/27 6 MO LIBOR 40/30 Balloon	0.39%	Rate/Term Refinance	1.05%
3/27 6 MO LIBOR IO	0.37%
5/25 6 MO LIBOR	0.11%	2 Units	10.25%
5/25 6 MO LIBOR 40/30 Balloon	0.25%	3 Units	1.42%
Fixed Rate	8.42%	4 Units	0.74%
Fixed Rate 40/30 Balloon	1.29%	Condominium	5.85%
		PUD	0.10%
Interest Only	9.96%	Single Family	81.63%
Not Interest Only	90.04%
		Non-owner	5.81%
Prepay Penalty: N/A	43.57%	Primary	93.15%
Prepay Penalty: 12 months	5.84%	Second Home	1.03%
Prepay Penalty: 24 months	41.93%
Prepay Penalty: 36 months	8.66%	Top 5 States:
		California	25.91%
First Lien	95.73%	Florida	13.67%
Second Lien	4.27%	New York	12.12%
		Maryland	7.40%
		New Jersey	6.36%
43

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	284	9,150,886.87	0.89%	11.224	326	97.60	634
50,000.01 - 100,000.00	649	49,005,662.70	4.74%	9.982	356	86.08	617
100,000.01 - 150,000.00	709	88,228,810.38	8.54%	9.108	357	80.55	614
150,000.01 - 200,000.00	644	112,631,441.57	10.90%	8.626	358	79.25	611
200,000.01 - 250,000.00	519	116,736,732.24	11.29%	8.505	358	78.96	613
250,000.01 - 300,000.00	366	100,487,070.86	9.72%	8.424	358	78.82	617
300,000.01 - 350,000.00	387	125,594,562.11	12.15%	8.278	358	80.18	617
350,000.01 - 400,000.00	257	96,411,102.47	9.33%	8.223	358	80.41	630
400,000.01 - 450,000.00	203	86,135,011.36	8.33%	8.228	358	81.57	623
450,000.01 - 500,000.00	139	66,134,902.13	6.40%	8.303	358	81.41	641
500,000.01 - 550,000.00	102	53,452,236.05	5.17%	8.392	358	80.71	624
550,000.01 - 600,000.00	78	45,129,329.67	4.37%	8.278	358	81.45	635
600,000.01 - 650,000.00	34	21,359,550.64	2.07%	8.205	358	81.34	647
650,000.01 - 700,000.00	30	20,343,199.91	1.97%	8.264	358	81.87	624
700,000.01 - 750,000.00	40	29,432,073.93	2.85%	8.284	358	77.38	622
750,000.01 - 800,000.00	7	5,479,897.16	0.53%	7.684	358	77.57	642
800,000.01 - 850,000.00	2	1,636,640.82	0.16%	7.108	359	85.03	642
850,000.01 - 900,000.00	2	1,759,635.41	0.17%	7.525	359	80.00	682
950,000.01 - 1,000,000.00	1	956,000.00	0.09%	7.250	359	80.00	637
1,000,000.01+	3	3,484,472.94	0.34%	7.265	358	73.88	657
Total	4,456	1,033,549,219.22	100.00%	8.519	358	80.52	621

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.500 - 5.999	8	3,088,096.37	0.30%	5.830	359	72.71	661
6.000 - 6.499	34	12,530,370.87	1.21%	6.322	358	77.76	671
6.500 - 6.999	210	60,765,297.63	5.88%	6.792	357	77.87	659
7.000 - 7.499	290	86,552,282.14	8.37%	7.265	358	79.93	650
7.500 - 7.999	734	214,972,218.92	20.80%	7.789	358	80.19	639
8.000 - 8.499	617	169,271,057.31	16.38%	8.245	358	81.15	627
8.500 - 8.999	830	224,315,476.24	21.70%	8.742	358	81.31	618
9.000 - 9.499	372	84,234,300.72	8.15%	9.228	358	80.57	600
9.500 - 9.999	478	83,951,310.36	8.12%	9.743	358	80.26	574
10.000 -10.499	141	19,926,300.69	1.93%	10.230	357	77.89	563
10.500 -10.999	216	25,951,310.04	2.51%	10.711	356	82.43	593
11.000 -11.499	203	20,000,609.04	1.94%	11.162	355	82.81	590
11.500 -11.999	173	17,796,522.11	1.72%	11.743	354	78.48	583
12.000 -12.499	83	6,672,676.87	0.65%	12.199	351	84.95	587
12.500 -12.999	57	3,046,676.74	0.29%	12.640	337	91.53	615
13.000 -13.499	7	375,937.50	0.04%	13.100	340	95.65	626
13.500 -13.999	3	98,775.67	0.01%	13.544	327	97.94	628
Total	4,456	1,033,549,219.22	100.00%	8.519	358	80.52	621

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
500-524	237	56,403,788.05	5.46%	9.975	358	71.57	512
525-549	393	89,791,230.73	8.69%	9.305	358	73.95	537
550-574	457	103,666,868.37	10.03%	8.915	358	78.70	561
575-599	542	121,089,618.84	11.72%	8.545	357	80.25	588
600-624	732	159,935,732.66	15.47%	8.375	358	82.54	612
625-649	804	176,454,205.13	17.07%	8.285	357	82.49	637
650-674	542	125,346,500.53	12.13%	8.114	358	82.25	661
675-699	362	94,201,051.08	9.11%	8.101	358	83.25	686
700+	387	106,660,223.83	10.32%	8.126	358	82.14	732
Total	4,456	1,033,549,219.22	100.00%	8.519	358	80.52	621

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	94	15,973,790.17	1.55%	8.744	357	39.58	583
50.00- 54.99	35	7,254,937.90	0.70%	8.376	358	52.71	593
55.00- 59.99	67	13,091,921.06	1.27%	9.185	355	57.38	577
60.00- 64.99	128	28,360,034.03	2.74%	8.977	356	62.54	573
65.00- 69.99	165	41,086,510.35	3.98%	9.168	358	67.08	575
70.00- 74.99	220	55,096,496.42	5.33%	9.124	358	71.44	566
75.00- 79.99	301	84,179,754.88	8.14%	8.580	358	76.82	582
80.00	1,636	459,415,272.86	44.45%	8.112	358	80.00	645
80.01- 84.99	82	21,557,330.34	2.09%	8.265	358	83.70	608
85.00- 89.99	353	89,129,001.39	8.62%	8.417	358	86.03	605
90.00- 94.99	605	145,903,301.63	14.12%	8.504	358	90.10	623
95.00- 99.99	134	20,211,421.96	1.96%	8.937	351	95.30	634
100.00	636	52,289,446.23	5.06%	10.548	354	100.00	655
Total	4,456	1,033,549,219.22	100.00%	8.519	358	80.52	621

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
120	22	419,363.65	0.04%	11.408	118	96.91	623
180	60	1,787,539.22	0.17%	10.764	178	88.34	626
240	9	688,703.13	0.07%	8.660	238	71.04	625
360	4,365	1,030,653,613.22	99.72%	8.514	358	80.51	621
Total	4,456	1,033,549,219.22	100.00%	8.519	358	80.52	621

43

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
61-120	22	419,363.65	0.04%	11.408	118	96.91	623
121-180	60	1,787,539.22	0.17%	10.764	178	88.34	626
181-240	9	688,703.13	0.07%	8.660	238	71.04	625
301-360	4,365	1,030,653,613.22	99.72%	8.514	358	80.51	621
Total	4,456	1,033,549,219.22	100.00%	8.519	358	80.52	621

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	118	27,490,144.92	2.66%	8.258	358	78.83	619
20.01 -25.00	102	18,213,772.78	1.76%	8.555	358	78.86	611
25.01 -30.00	201	39,886,474.38	3.86%	8.560	356	79.27	620
30.01 -35.00	354	70,844,592.60	6.85%	8.521	358	80.71	620
35.01 -40.00	608	136,898,619.27	13.25%	8.528	358	80.48	625
40.01 -45.00	867	203,619,764.60	19.70%	8.547	358	80.64	626
45.01 -50.00	1,558	369,864,700.84	35.79%	8.419	358	81.63	634
50.01 -55.00	645	166,228,275.12	16.08%	8.725	358	78.70	586
55.01 -60.00	2	302,947.59	0.03%	9.640	359	83.59	595
None	1	199,927.12	0.02%	10.900	358	21.28	588
Total	4,456	1,033,549,219.22	100.00%	8.519	358	80.52	621

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	3,549	933,219,807.38	90.29%	8.440	358	79.83	619
Fixed Rate	907	100,329,411.84	9.71%	9.261	353	86.93	643
Total	4,456	1,033,549,219.22	100.00%	8.519	358	80.52	621

43

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2/28 6 MO LIBOR	2,141	496,638,280.54	48.05%	8.654	358	78.93	612
2/28 6 MO LIBOR 40/30 Balloon	1,048	322,619,862.10	31.21%	8.321	358	80.76	622
2/28 6 MO LIBOR IO	305	99,122,028.17	9.59%	7.774	358	81.30	644
3/27 6 MO LIBOR	21	3,386,893.62	0.33%	9.234	358	75.97	611
3/27 6 MO LIBOR 40/30 Balloon	12	4,032,583.94	0.39%	8.136	358	80.76	615
3/27 6 MO LIBOR IO	10	3,791,460.00	0.37%	7.475	358	84.60	658
5/25 6 MO LIBOR	4	1,093,640.41	0.11%	8.684	358	75.23	584
5/25 6 MO LIBOR 40/30 Balloon	8	2,535,058.60	0.25%	8.290	358	79.34	630
Fixed Rate	862	87,001,775.81	8.42%	9.492	352	88.15	643
Fixed Rate 40/30 Balloon	45	13,327,636.03	1.29%	7.752	358	78.98	640
Total	4,456	1,033,549,219.22	100.00%	8.519	358	80.52	621

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Interest Only	315	102,913,488.17	9.96%	7.763	358	81.42	645
Not Interest Only	4,141	930,635,731.05	90.04%	8.603	358	80.42	619
Total	4,456	1,033,549,219.22	100.00%	8.519	358	80.52	621

Interest Only Term	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
N/A	4,141	930,635,731.05	90.04%	8.603	358	80.42	619
60	315	102,913,488.17	9.96%	7.763	358	81.42	645
Total	4,456	1,033,549,219.22	100.00%	8.519	358	80.52	621

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: N/A	1,923	450,322,858.99	43.57%	8.640	358	80.77	625
Prepay Penalty: 12 months	203	60,358,093.81	5.84%	8.631	358	78.29	624
Prepay Penalty: 24 months	1,920	433,380,354.88	41.93%	8.482	358	80.54	617
Prepay Penalty: 36 months	410	89,487,911.54	8.66%	8.022	357	80.67	624
Total	4,456	1,033,549,219.22	100.00%	8.519	358	80.52	621

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	3,788	989,442,699.19	95.73%	8.407	358	79.67	620
Second Lien	668	44,106,520.03	4.27%	11.049	350	99.58	652
Total	4,456	1,033,549,219.22	100.00%	8.519	358	80.52	621

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Easy Documentation	39	11,721,628.48	1.13%	8.673	358	82.13	588
Full Documentation	2,569	544,946,662.18	52.73%	8.210	357	81.71	614
Stated Documentation	1,848	476,880,928.56	46.14%	8.869	358	79.13	631
Total	4,456	1,033,549,219.22	100.00%	8.519	358	80.52	621

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	2,012	490,834,816.83	47.49%	8.619	358	77.96	594
Home Improvement	124	34,777,067.35	3.36%	8.316	358	78.96	602
Purchase	2,276	497,057,198.75	48.09%	8.433	358	83.24	650
Rate/Term Refinance	44	10,880,136.29	1.05%	8.648	358	76.81	597
Total	4,456	1,033,549,219.22	100.00%	8.519	358	80.52	621

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2 Units	372	105,974,306.52	10.25%	8.399	358	80.92	641
3 Units	50	14,669,943.50	1.42%	8.823	357	77.33	621
4 Units	26	7,687,657.11	0.74%	8.734	357	74.00	609
Condominium	301	60,448,305.02	5.85%	8.645	358	80.56	632
PUD	2	1,075,400.76	0.10%	7.773	358	75.50	621
Single Family	3,705	843,693,606.31	81.63%	8.519	358	80.59	618
Total	4,456	1,033,549,219.22	100.00%	8.519	358	80.52	621

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Non-owner	310	60,086,638.17	5.81%	9.002	357	81.72	635
Primary	4,099	962,780,659.31	93.15%	8.490	358	80.47	621
Second Home	47	10,681,921.74	1.03%	8.409	357	78.50	598
Total	4,456	1,033,549,219.22	100.00%	8.519	358	80.52	621

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alaska	1	307,917.95	0.03%	8.250	358	80.00	602
Arizona	118	25,271,136.12	2.45%	8.345	358	81.06	619
Arkansas	2	272,800.00	0.03%	8.239	359	80.00	676
California	843	267,825,348.81	25.91%	8.351	358	80.53	628
Colorado	70	11,958,172.12	1.16%	8.335	357	81.00	618
Connecticut	80	16,679,176.31	1.61%	8.759	358	80.65	611
Delaware	11	1,902,116.76	0.18%	8.332	358	79.91	587
District of Columbia	50	12,130,012.04	1.17%	8.486	357	79.09	638
Florida	722	141,273,266.45	13.67%	8.660	357	80.28	618
Georgia	194	26,865,324.96	2.60%	8.522	356	85.55	622
Hawaii	48	14,883,957.87	1.44%	8.540	357	75.27	635
Idaho	11	1,875,791.99	0.18%	8.514	358	81.44	593
Illinois	238	46,469,021.05	4.50%	8.662	358	82.95	622
Indiana	32	3,340,780.79	0.32%	8.983	358	87.49	626
Iowa	4	324,338.42	0.03%	9.000	358	85.46	605
Kansas	5	960,963.64	0.09%	9.264	359	87.67	600
Kentucky	11	1,089,437.77	0.11%	9.437	354	90.45	611
Maine	8	958,159.88	0.09%	8.662	358	82.51	641
Maryland	346	76,442,316.31	7.40%	8.544	358	80.07	612
Massachusetts	156	39,592,054.37	3.83%	8.658	358	79.38	610
Michigan	80	12,107,145.75	1.17%	8.587	358	83.92	629
Minnesota	37	6,509,491.60	0.63%	8.435	357	82.73	595
Missouri	25	3,355,995.54	0.32%	8.753	358	81.59	630
Montana	2	183,000.00	0.02%	8.375	359	84.00	613
Nebraska	1	127,423.55	0.01%	8.550	358	85.00	611
Nevada	73	16,032,723.41	1.55%	8.230	358	82.94	618
New Hampshire	13	1,703,900.06	0.16%	9.232	358	72.41	588
New Jersey	246	65,762,456.34	6.36%	8.811	357	79.23	616
New Mexico	15	2,515,800.76	0.24%	8.541	357	84.39	588
New York	384	125,234,430.20	12.12%	8.281	358	79.36	637
North Carolina	58	6,096,920.27	0.59%	8.963	357	83.13	597
Ohio	48	6,201,890.03	0.60%	8.834	358	83.35	595
Oklahoma	13	1,717,574.86	0.17%	8.405	358	81.19	634
Oregon	18	3,497,399.87	0.34%	8.525	358	83.50	613
Pennsylvania	81	12,708,457.32	1.23%	8.990	358	79.86	597
Rhode Island	25	4,869,707.50	0.47%	9.105	358	74.28	603
South Carolina	38	5,066,899.70	0.49%	8.769	354	82.54	600
Tennessee	19	1,875,945.21	0.18%	9.128	357	87.08	579
Texas	77	14,356,080.79	1.39%	8.546	357	81.61	646
Utah	20	2,974,684.58	0.29%	8.575	357	81.18	619
Vermont	3	618,479.07	0.06%	10.165	356	78.43	578
Virginia	143	34,718,226.81	3.36%	8.614	357	79.49	603
Washington	43	9,113,572.69	0.88%	8.487	358	81.41	606
West Virginia	5	605,428.50	0.06%	9.033	359	77.80	576
Wisconsin	39	5,173,491.20	0.50%	9.103	357	83.17	605
Total	4,456	1,033,549,219.22	100.00%	8.519	358	80.52	621

43

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
3.000 - 3.499	5	1,913,096.37	0.20%	5.731	358	79.99	650
3.500 - 3.999	28	10,505,459.07	1.13%	6.315	358	79.54	674
4.000 - 4.499	121	35,684,121.06	3.82%	6.726	358	77.52	661
4.500 - 4.999	277	82,228,857.54	8.81%	7.216	358	79.96	648
5.000 - 5.499	574	165,010,098.56	17.68%	7.734	358	80.67	640
5.500 - 5.999	717	201,724,637.57	21.62%	8.204	358	80.62	627
6.000 - 6.499	745	202,581,704.90	21.71%	8.702	358	81.14	618
6.500 - 6.999	1,082	233,571,832.31	25.03%	9.724	358	77.74	579
Total	3,549	933,219,807.38	100.00%	8.440	358	79.83	619

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
4.000 - 4.499	1	453,600.00	0.05%	6.750	357	80.00	701
5.000 - 5.499	1	479,847.48	0.05%	7.640	358	80.00	582
5.500 - 5.999	7	2,910,540.52	0.31%	6.291	358	79.99	653
6.000 - 6.499	29	10,846,506.81	1.16%	6.377	358	79.99	670
6.500 - 6.999	171	49,449,059.69	5.30%	6.797	358	78.18	657
7.000 - 7.499	264	78,598,320.23	8.42%	7.267	358	80.15	649
7.500 - 7.999	677	199,837,841.43	21.41%	7.796	358	80.28	639
8.000 - 8.499	591	162,670,442.43	17.43%	8.242	358	81.16	627
8.500 - 8.999	796	217,141,512.25	23.27%	8.744	358	81.39	618
9.000 - 9.499	349	81,544,222.53	8.74%	9.227	358	80.60	600
9.500 - 9.999	352	74,100,024.06	7.94%	9.735	358	78.49	564
10.000 -10.499	99	16,666,051.10	1.79%	10.232	358	74.57	545
10.500 -10.999	86	15,439,827.18	1.65%	10.716	358	72.82	543
11.000 -11.499	52	9,708,555.49	1.04%	11.212	358	66.53	536
11.500 -11.999	56	10,364,177.51	1.11%	11.754	358	63.45	546
12.000 -12.499	14	2,560,455.21	0.27%	12.174	358	61.93	543
12.500 -12.999	4	448,823.46	0.05%	12.714	357	53.16	558
Total	3,549	933,219,807.38	100.00%	8.440	358	79.83	619

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
11.500 -11.999	6	2,317,096.37	0.25%	5.776	359	79.99	654
12.000 -12.499	28	10,554,230.58	1.13%	6.321	358	79.71	671
12.500 -12.999	172	49,902,659.69	5.35%	6.797	358	78.20	657
13.000 -13.499	264	78,598,320.23	8.42%	7.267	358	80.15	649
13.500 -13.999	677	200,187,364.99	21.45%	7.795	358	80.31	639
14.000 -14.499	593	163,556,162.81	17.53%	8.242	358	81.18	627
14.500 -14.999	797	217,271,836.17	23.28%	8.743	358	81.37	618
15.000 -15.499	349	81,544,222.53	8.74%	9.227	358	80.60	600
15.500 -15.999	349	73,342,605.68	7.86%	9.735	358	78.42	564
16.000 -16.499	100	16,979,226.93	1.82%	10.227	358	74.67	545
16.500 -16.999	87	15,719,001.60	1.68%	10.684	358	73.28	545
17.000 -17.499	52	9,708,555.49	1.04%	11.212	358	66.53	536
17.500 -17.999	57	10,529,245.64	1.13%	11.735	358	63.56	546
18.000 -18.499	14	2,560,455.21	0.27%	12.174	358	61.93	543
18.500 -18.999	4	448,823.46	0.05%	12.714	357	53.16	558
Total	3,549	933,219,807.38	100.00%	8.440	358	79.83	619

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.000	3,545	932,480,172.78	99.92%	8.439	358	79.84	619
3.000	4	739,634.60	0.08%	9.463	357	76.19	589
Total	3,549	933,219,807.38	100.00%	8.440	358	79.83	619

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.500	3,549	933,219,807.38	100.00%	8.440	358	79.83	619
Total	3,549	933,219,807.38	100.00%	8.440	358	79.83	619

43

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
10/01/07	1	97,152.94	0.01%	9.050	353	75.00	546
11/01/07	5	1,542,567.86	0.17%	8.639	354	78.03	547
12/01/07	15	3,416,979.18	0.37%	8.514	355	74.28	569
01/01/08	93	21,780,722.75	2.33%	8.469	356	79.99	609
02/01/08	345	89,902,126.30	9.63%	8.129	357	78.78	635
03/01/08	2,159	571,980,016.23	61.29%	8.480	358	79.72	616
04/01/08	876	229,660,605.55	24.61%	8.466	359	80.61	622
12/01/08	1	52,719.20	0.01%	10.740	355	80.00	570
01/01/09	1	447,601.09	0.05%	7.900	356	80.00	646
02/01/09	4	602,982.70	0.06%	7.897	357	77.94	628
03/01/09	24	6,174,131.57	0.66%	8.113	358	81.86	629
04/01/09	13	3,933,503.00	0.42%	8.509	359	79.14	627
01/01/11	1	195,895.78	0.02%	9.650	356	80.00	575
03/01/11	6	1,848,303.23	0.20%	8.439	358	77.67	621
04/01/11	5	1,584,500.00	0.17%	8.221	359	78.37	615
Total	3,549	933,219,807.38	100.00%	8.440	358	79.83	619

Silent 2nd	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Has 2nd lien	1,485	415,855,877.87	40.24%	8.039	358	81.32	657
No Silent 2nd	2,971	617,693,341.35	59.76%	8.843	357	79.99	598
Total	4,456	1,033,549,219.22	100.00%	8.519	358	80.52	621

43

Group 1 Mortgage Loans
As of the Cut-off Date

		Minimum	Maximum
Scheduled Principal Balance	$396,339,136	$5,430	$637,353
Average Scheduled Principal Balance	$205,357
Number of Mortgage Loans	1,930

Weighted Average Gross Coupon	8.610%	5.700%	12.750%
Weighted Average FICO Score	598	500	808
Weighted Average Combined Original LTV	78.22%	5.80%	100.00%

Weighted Average Original Term	359 months	120 months	360 months
Weighted Average Stated Remaining Term	358 months	116 months	359 months
Weighted Average Seasoning	2 months	1 month	5 months

Weighted Average Gross Margin	5.994%	3.216%	6.990%
Weighted Average Minimum Interest Rate	8.647%	5.700%	12.400%
Weighted Average Maximum Interest Rate	14.651%	11.700%	18.400%
Weighted Average Initial Rate Cap	2.002%	2.000%	3.000%
Weighted Average Subsequent Rate Cap	1.500%	1.500%	1.500%
Weighted Average Months to Roll	22 months	19 months	59 months

Maturity Date		Jan 1 2016	Apr 1 2036
Maximum Zip Code Concentration	0.53%	11203

ARM	90.47%	Easy Documentation	1.37%
Fixed Rate	9.53%	Full Documentation	56.86%
		Stated Documentation	41.77%
2/28 6 MO LIBOR	54.85%
2/28 6 MO LIBOR 40/30 Balloon	31.16%	Cash Out Refinance	79.37%
2/28 6 MO LIBOR IO	2.70%	Home Improvement	5.20%
3/27 6 MO LIBOR	0.47%	Purchase	13.75%
3/27 6 MO LIBOR 40/30 Balloon	0.40%	Rate/Term Refinance	1.68%
3/27 6 MO LIBOR IO	0.26%
5/25 6 MO LIBOR	0.22%	2 Units	9.66%
5/25 6 MO LIBOR 40/30 Balloon	0.41%	3 Units	2.23%
Fixed Rate	7.74%	4 Units	1.31%
Fixed Rate 40/30 Balloon	1.79%	Condominium	6.27%
		PUD	0.10%
Interest Only	2.96%	Single Family	80.43%
Not Interest Only	97.04%
		Non-owner	5.59%
Prepay Penalty: N/A	47.81%	Primary	93.26%
Prepay Penalty: 12 months	5.12%	Second Home	1.15%
Prepay Penalty: 24 months	37.43%
Prepay Penalty: 36 months	9.64%	Top 5 States:
		California	17.83%
First Lien	98.75%	Florida	11.64%
Second Lien	1.25%	New York	10.74%
		Maryland	10.39%
		New Jersey	7.41%

43

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	94	3,055,600.86	0.77%	10.986	326	96.76	633
50,000.01 - 100,000.00	204	16,190,956.44	4.09%	9.415	356	79.69	599
100,000.01 - 150,000.00	354	44,051,390.30	11.11%	8.748	357	76.37	599
150,000.01 - 200,000.00	377	66,124,091.99	16.68%	8.624	357	77.53	598
200,000.01 - 250,000.00	304	68,017,672.39	17.16%	8.591	358	77.13	596
250,000.01 - 300,000.00	207	56,635,371.54	14.29%	8.578	358	76.82	600
300,000.01 - 350,000.00	176	56,931,004.01	14.36%	8.435	358	78.71	583
350,000.01 - 400,000.00	136	51,134,324.74	12.90%	8.421	358	79.66	607
400,000.01 - 450,000.00	59	24,514,698.49	6.19%	8.428	358	81.28	596
450,000.01 - 500,000.00	11	5,263,934.93	1.33%	8.270	358	84.65	639
500,000.01 - 550,000.00	5	2,575,070.06	0.65%	8.479	358	77.95	594
550,000.01 - 600,000.00	1	587,805.78	0.15%	11.350	358	70.00	517
600,000.01 - 650,000.00	2	1,257,214.88	0.32%	8.799	358	75.53	566
Total	1,930	396,339,136.41	100.00%	8.610	358	78.22	598

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.500 - 5.999	2	611,000.00	0.15%	5.848	359	68.06	644
6.000 - 6.499	14	4,131,667.75	1.04%	6.294	358	73.23	669
6.500 - 6.999	106	24,396,346.76	6.16%	6.794	356	75.71	646
7.000 - 7.499	127	30,083,981.04	7.59%	7.264	358	77.96	638
7.500 - 7.999	315	71,940,112.40	18.15%	7.778	358	79.75	618
8.000 - 8.499	257	57,138,129.29	14.42%	8.247	358	79.94	605
8.500 - 8.999	407	88,258,660.31	22.27%	8.744	358	80.14	591
9.000 - 9.499	194	42,049,632.40	10.61%	9.244	358	79.19	579
9.500 - 9.999	224	39,307,165.33	9.92%	9.735	358	77.80	561
10.000 -10.499	61	8,952,635.91	2.26%	10.209	357	74.60	544
10.500 -10.999	70	9,968,877.72	2.52%	10.750	356	71.53	552
11.000 -11.499	54	8,100,952.43	2.04%	11.209	355	67.75	547
11.500 -11.999	72	8,494,800.19	2.14%	11.759	355	67.90	559
12.000 -12.499	21	2,795,278.90	0.71%	12.172	355	65.64	549
12.500 -12.999	6	109,895.98	0.03%	12.596	219	97.57	612
Total	1,930	396,339,136.41	100.00%	8.610	358	78.22	598

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
500-524	156	32,344,787.57	8.16%	10.012	358	70.29	513
525-549	262	58,601,082.38	14.79%	9.281	358	73.59	537
550-574	280	60,610,989.38	15.29%	8.911	358	77.41	562
575-599	259	53,114,856.94	13.40%	8.581	358	78.52	587
600-624	319	64,170,411.90	16.19%	8.312	357	80.31	611
625-649	307	58,963,032.60	14.88%	8.036	357	81.26	637
650-674	179	33,971,393.28	8.57%	7.928	358	81.46	661
675-699	92	18,961,384.24	4.78%	7.857	357	82.83	685
700+	76	15,601,198.12	3.94%	7.898	357	81.53	729
Total	1,930	396,339,136.41	100.00%	8.610	358	78.22	598

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	70	11,681,937.95	2.95%	8.874	357	39.58	584
50.00- 54.99	26	4,876,045.56	1.23%	8.499	358	52.67	581
55.00- 59.99	44	8,737,661.56	2.20%	9.169	357	57.28	586
60.00- 64.99	87	19,517,539.20	4.92%	8.827	355	62.55	577
65.00- 69.99	114	24,009,859.02	6.06%	9.347	358	66.50	569
70.00- 74.99	155	36,380,826.43	9.18%	9.134	358	71.19	565
75.00- 79.99	192	47,434,046.38	11.97%	8.638	358	76.86	576
80.00	526	108,952,802.24	27.49%	8.260	358	80.00	612
80.01- 84.99	58	14,735,994.01	3.72%	8.234	358	83.61	612
85.00- 89.99	186	42,316,290.55	10.68%	8.414	358	85.91	599
90.00- 94.99	284	58,238,533.12	14.69%	8.479	358	90.14	613
95.00- 99.99	49	9,968,471.43	2.52%	8.347	356	95.12	639
100.00	139	9,489,128.96	2.39%	9.913	351	100.00	653
Total	1,930	396,339,136.41	100.00%	8.610	358	78.22	598

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
120	8	153,393.34	0.04%	11.112	118	97.85	652
180	18	570,264.64	0.14%	10.548	178	82.87	613
240	5	549,346.24	0.14%	7.888	238	64.16	626
360	1,899	395,066,132.19	99.68%	8.607	358	78.23	598
Total	1,930	396,339,136.41	100.00%	8.610	358	78.22	598

43

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
61-120	8	153,393.34	0.04%	11.112	118	97.85	652
121-180	18	570,264.64	0.14%	10.548	178	82.87	613
181-240	5	549,346.24	0.14%	7.888	238	64.16	626
301-360	1,899	395,066,132.19	99.68%	8.607	358	78.23	598
Total	1,930	396,339,136.41	100.00%	8.610	358	78.22	598

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
20.01 -25.00	43	6,465,551.25	1.63%	8.649	358	71.57	593
25.01 -30.00	95	16,673,424.01	4.21%	8.531	354	76.62	609
30.01 -35.00	162	30,558,989.82	7.71%	8.526	358	79.12	601
35.01 -40.00	268	51,750,034.45	13.06%	8.691	358	77.45	598
40.01 -45.00	357	75,186,344.70	18.97%	8.672	358	77.83	598
45.01 -50.00	605	123,461,600.43	31.15%	8.492	357	80.16	609
50.01 -55.00	399	92,043,264.63	23.22%	8.704	358	76.98	580
None	1	199,927.12	0.05%	10.900	358	21.28	588
Total	1,930	396,339,136.41	100.00%	8.610	358	78.22	598

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	1,659	358,557,670.01	90.47%	8.649	358	78.16	594
Fixed Rate	271	37,781,466.40	9.53%	8.237	353	78.79	630
Total	1,930	396,339,136.41	100.00%	8.610	358	78.22	598

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2/28 6 MO LIBOR	1,083	217,380,794.42	54.85%	8.856	358	77.19	587
2/28 6 MO LIBOR 40/30 Balloon	502	123,496,186.13	31.16%	8.377	358	79.61	601
2/28 6 MO LIBOR IO	47	10,703,688.00	2.70%	7.567	358	82.11	659
3/27 6 MO LIBOR	10	1,853,674.26	0.47%	9.381	358	71.49	595
3/27 6 MO LIBOR 40/30 Balloon	5	1,581,245.88	0.40%	8.916	358	80.60	553
3/27 6 MO LIBOR IO	4	1,020,000.00	0.26%	7.462	358	80.00	651
5/25 6 MO LIBOR	3	877,765.98	0.22%	8.679	358	74.06	579
5/25 6 MO LIBOR 40/30 Balloon	5	1,644,315.34	0.41%	8.376	359	78.63	654
Fixed Rate	245	30,693,995.21	7.74%	8.365	352	79.36	629
Fixed Rate 40/30 Balloon	26	7,087,471.19	1.79%	7.684	358	76.34	634
Total	1,930	396,339,136.41	100.00%	8.610	358	78.22	598

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Interest Only	51	11,723,688.00	2.96%	7.558	358	81.92	659
Not Interest Only	1,879	384,615,448.41	97.04%	8.642	358	78.11	596
Total	1,930	396,339,136.41	100.00%	8.610	358	78.22	598

Interest Only Term	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
N/A	1,879	384,615,448.41	97.04%	8.642	358	78.11	596
60	51	11,723,688.00	2.96%	7.558	358	81.92	659
Total	1,930	396,339,136.41	100.00%	8.610	358	78.22	598

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: N/A	927	189,471,220.14	47.81%	8.750	357	78.47	597
Prepay Penalty: 12 months	83	20,301,059.31	5.12%	8.723	358	74.47	608
Prepay Penalty: 24 months	739	148,354,342.74	37.43%	8.587	358	78.18	592
Prepay Penalty: 36 months	181	38,212,514.22	9.64%	7.941	356	79.19	614
Total	1,930	396,339,136.41	100.00%	8.610	358	78.22	598

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	1,807	391,372,788.32	98.75%	8.581	358	77.95	597
Second Lien	123	4,966,348.09	1.25%	10.831	338	99.77	644
Total	1,930	396,339,136.41	100.00%	8.610	358	78.22	598

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Easy Documentation	21	5,420,604.36	1.37%	8.615	358	79.22	586
Full Documentation	1,187	225,366,277.91	56.86%	8.291	358	79.82	600
Stated Documentation	722	165,552,254.14	41.77%	9.043	358	76.02	595
Total	1,930	396,339,136.41	100.00%	8.610	358	78.22	598

43

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	1,404	314,577,854.06	79.37%	8.640	358	77.30	593
Home Improvement	81	20,626,666.62	5.20%	8.540	358	79.06	597
Purchase	416	54,480,683.36	13.75%	8.463	357	83.31	628
Rate/Term Refinance	29	6,653,932.37	1.68%	8.566	358	77.69	594
Total	1,930	396,339,136.41	100.00%	8.610	358	78.22	598

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2 Units	134	38,291,221.08	9.66%	8.478	358	78.09	606
3 Units	32	8,820,787.59	2.23%	9.116	358	73.49	606
4 Units	15	5,205,461.56	1.31%	8.854	358	70.53	597
Condominium	134	24,861,073.85	6.27%	8.658	358	80.26	607
PUD	1	379,872.53	0.10%	7.450	358	67.26	620
Single Family	1,614	318,780,719.80	80.43%	8.605	358	78.35	596
Total	1,930	396,339,136.41	100.00%	8.610	358	78.22	598

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Non-owner	106	22,153,332.83	5.59%	9.131	357	77.10	616
Primary	1,804	369,642,710.74	93.26%	8.576	358	78.39	597
Second Home	20	4,543,092.84	1.15%	8.760	358	70.45	580
Total	1,930	396,339,136.41	100.00%	8.610	358	78.22	598

43

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alaska	1	307,917.95	0.08%	8.250	358	80.00	602
Arizona	62	10,991,051.31	2.77%	8.496	357	80.67	592
California	255	70,648,712.48	17.83%	8.411	358	75.71	596
Colorado	47	7,672,110.93	1.94%	8.441	357	82.30	617
Connecticut	51	10,161,341.80	2.56%	8.562	358	79.71	614
Delaware	3	718,034.22	0.18%	7.936	358	77.25	565
District of Columbia	23	4,628,380.39	1.17%	8.229	357	75.95	597
Florida	249	46,127,411.51	11.64%	8.694	357	78.82	592
Georgia	105	14,075,236.02	3.55%	8.363	356	84.61	617
Hawaii	27	8,093,897.48	2.04%	8.510	358	75.96	634
Idaho	4	540,488.84	0.14%	8.844	358	75.53	578
Illinois	127	22,718,913.47	5.73%	8.588	358	82.49	613
Indiana	10	1,101,969.49	0.28%	8.639	358	89.16	611
Iowa	2	201,846.78	0.05%	8.319	358	87.90	617
Kansas	1	143,034.63	0.04%	9.850	358	90.00	552
Kentucky	5	601,180.32	0.15%	9.222	358	93.15	627
Maine	7	856,233.34	0.22%	8.782	358	82.22	629
Maryland	200	41,165,706.92	10.39%	8.657	358	78.72	599
Massachusetts	80	19,172,725.29	4.84%	8.836	358	78.13	597
Michigan	29	4,090,084.92	1.03%	8.830	358	84.66	601
Minnesota	22	4,466,825.14	1.13%	8.281	358	81.42	591
Missouri	11	1,482,215.48	0.37%	8.978	358	80.49	584
Montana	1	146,400.00	0.04%	7.500	359	80.00	613
Nebraska	1	127,423.55	0.03%	8.550	358	85.00	611
Nevada	23	4,690,773.27	1.18%	7.986	358	82.29	605
New Hampshire	8	1,148,397.48	0.29%	9.460	358	73.57	581
New Jersey	126	29,381,199.39	7.41%	8.943	358	75.66	588
New Mexico	9	1,366,708.45	0.34%	8.804	358	82.64	570
New York	141	42,568,504.26	10.74%	8.488	358	74.48	591
North Carolina	26	3,155,578.66	0.80%	8.965	358	83.59	581
Ohio	18	2,435,985.81	0.61%	9.040	358	83.78	589
Oklahoma	6	846,430.21	0.21%	8.107	357	75.51	622
Oregon	8	1,398,267.31	0.35%	8.907	358	81.73	592
Pennsylvania	37	6,186,526.46	1.56%	8.689	358	78.84	598
Rhode Island	15	2,692,888.95	0.68%	9.058	358	76.53	608
South Carolina	21	2,001,830.90	0.51%	8.781	348	81.05	587
Tennessee	6	728,022.30	0.18%	8.826	358	89.05	589
Texas	29	3,879,719.40	0.98%	8.705	354	79.85	597
Utah	12	1,826,885.54	0.46%	8.584	356	78.30	628
Vermont	2	297,134.65	0.07%	9.425	359	87.54	636
Virginia	69	13,844,419.89	3.49%	8.856	357	76.07	584
Washington	23	4,092,734.34	1.03%	8.725	357	80.93	591
West Virginia	3	344,950.67	0.09%	9.128	359	76.56	557
Wisconsin	25	3,213,036.21	0.81%	9.083	357	80.56	596
Total	1,930	396,339,136.41	100.00%	8.610	358	78.22	598

43

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
3.000 - 3.499	1	300,000.00	0.08%	5.700	358	80.00	635
3.500 - 3.999	8	2,155,527.46	0.60%	6.265	358	78.63	665
4.000 - 4.499	56	12,711,897.46	3.55%	6.723	358	74.39	644
4.500 - 4.999	120	28,081,329.31	7.83%	7.194	358	78.02	635
5.000 - 5.499	236	52,565,068.27	14.66%	7.768	358	80.24	620
5.500 - 5.999	324	72,507,964.08	20.22%	8.253	358	80.04	604
6.000 - 6.499	348	74,807,237.45	20.86%	8.754	358	79.66	589
6.500 - 6.999	566	115,428,645.98	32.19%	9.848	358	75.51	563
Total	1,659	358,557,670.01	100.00%	8.649	358	78.16	594

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.500 - 5.999	1	300,000.00	0.08%	5.700	358	80.00	635
6.000 - 6.499	9	2,447,803.69	0.68%	6.520	358	79.99	664
6.500 - 6.999	81	18,109,786.97	5.05%	6.787	358	75.33	642
7.000 - 7.499	109	25,519,280.39	7.12%	7.268	358	78.63	637
7.500 - 7.999	281	63,395,665.56	17.68%	7.789	358	79.77	616
8.000 - 8.499	245	54,333,670.96	15.15%	8.241	358	80.05	604
8.500 - 8.999	384	83,944,816.47	23.41%	8.746	358	80.32	590
9.000 - 9.499	185	40,763,557.29	11.37%	9.245	358	79.27	579
9.500 - 9.999	181	36,089,173.48	10.07%	9.730	358	77.24	557
10.000 -10.499	52	8,506,302.47	2.37%	10.210	358	73.63	540
10.500 -10.999	45	8,252,762.51	2.30%	10.747	358	69.32	539
11.000 -11.499	32	7,045,434.85	1.96%	11.217	358	64.26	540
11.500 -11.999	41	7,344,945.33	2.05%	11.755	358	62.90	549
12.000 -12.499	13	2,504,470.04	0.70%	12.170	358	61.75	543
Total	1,659	358,557,670.01	100.00%	8.649	358	78.16	594

43

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
11.500 -11.999	1	300,000.00	0.08%	5.700	358	80.00	635
12.000 -12.499	8	2,155,527.46	0.60%	6.265	358	78.63	665
12.500 -12.999	81	18,109,786.97	5.05%	6.787	358	75.33	642
13.000 -13.499	109	25,519,280.39	7.12%	7.268	358	78.63	637
13.500 -13.999	280	63,265,341.64	17.64%	7.788	358	79.85	616
14.000 -14.499	246	54,625,947.19	15.23%	8.241	358	80.10	604
14.500 -14.999	385	84,075,140.39	23.45%	8.745	358	80.27	590
15.000 -15.499	185	40,763,557.29	11.37%	9.245	358	79.27	579
15.500 -15.999	179	35,644,930.93	9.94%	9.732	358	77.10	556
16.000 -16.499	52	8,506,302.47	2.37%	10.210	358	73.63	540
16.500 -16.999	46	8,531,936.93	2.38%	10.687	358	70.29	543
17.000 -17.499	32	7,045,434.85	1.96%	11.217	358	64.26	540
17.500 -17.999	42	7,510,013.46	2.09%	11.728	358	63.05	549
18.000 -18.499	13	2,504,470.04	0.70%	12.170	358	61.75	543
Total	1,659	358,557,670.01	100.00%	8.649	358	78.16	594

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.000	1,655	357,818,035.41	99.79%	8.647	358	78.17	594
3.000	4	739,634.60	0.21%	9.463	357	76.19	589
Total	1,659	358,557,670.01	100.00%	8.649	358	78.16	594

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.500	1,659	358,557,670.01	100.00%	8.649	358	78.16	594
Total	1,659	358,557,670.01	100.00%	8.649	358	78.16	594

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
12/01/07	7	1,342,667.67	0.37%	8.729	355	75.58	563
01/01/08	45	8,571,820.57	2.39%	8.740	356	78.75	583
02/01/08	149	30,638,844.33	8.55%	8.177	357	76.33	615
03/01/08	1,048	228,995,410.69	63.87%	8.679	358	78.12	593
04/01/08	383	82,031,925.29	22.88%	8.729	359	79.08	591
02/01/09	2	326,841.62	0.09%	7.384	357	77.98	652
03/01/09	12	2,681,078.52	0.75%	8.733	358	78.47	577
04/01/09	5	1,447,000.00	0.40%	9.172	359	73.06	609
03/01/11	4	1,152,581.32	0.32%	8.722	358	76.26	640
04/01/11	4	1,369,500.00	0.38%	8.279	359	77.70	618
Total	1,659	358,557,670.01	100.00%	8.649	358	78.16	594

Silent 2nd	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Has 2nd lien	353	64,799,931.41	16.35%	7.943	358	82.07	638
No Silent 2nd	1,577	331,539,205.00	83.65%	8.740	358	77.47	590
Total	1,930	396,339,136.41	100.00%	8.610	358	78.22	598

Group 2 Mortgage Loans
As of the Cut-off Date

		Minimum	Maximum
Scheduled Principal Balance	$637,210,083	$5,528	$1,439,517
Average Scheduled Principal Balance	$252,261
Number of Mortgage Loans	2,526

Weighted Average Gross Coupon	8.463%	5.700%	13.575%
Weighted Average FICO Score	636	500	824
Weighted Average Combined Original LTV	81.95%	20.00%	100.00%

Weighted Average Original Term	360 months	120 months	360 months
Weighted Average Stated Remaining Term	358 months	116 months	359 months
Weighted Average Seasoning	2 months	1 months	7 months

Weighted Average Gross Margin	5.798%	3.216%	6.990%
Weighted Average Minimum Interest Rate	8.303%	4.443%	12.850%
Weighted Average Maximum Interest Rate	14.309%	11.700%	18.850%
Weighted Average Initial Rate Cap	2.000%	2.000%	2.000%
Weighted Average Subsequent Rate Cap	1.500%	1.500%	1.500%
Weighted Average Months to Roll	22 months	17 months	59 months

Maturity Date		Jan 1 2016	Apr 1 2036
Maximum Zip Code Concentration	0.47%	94531

ARM	90.18%	Easy Documentation	0.99%
Fixed Rate	9.82%	Full Documentation	50.15%
		Stated Documentation	48.86%
2/28 6 MO LIBOR	43.83%
2/28 6 MO LIBOR 40/30 Balloon	31.25%	Cash Out Refinance	27.66%
2/28 6 MO LIBOR IO	13.88%	Home Improvement	2.22%
3/27 6 MO LIBOR	0.24%	Purchase	69.46%
3/27 6 MO LIBOR 40/30 Balloon	0.38%	Rate/Term Refinance	0.66%
3/27 6 MO LIBOR IO	0.43%
5/25 6 MO LIBOR	0.03%	2 Units	10.62%
5/25 6 MO LIBOR 40/30 Balloon	0.14%	3 Units	0.92%
Fixed Rate	8.84%	4 Units	0.39%
Fixed Rate 40/30 Balloon	0.98%	Condominium	5.58%
		PUD	0.11%
Interest Only	14.31%	Single Family	82.38%
Not Interest Only	85.69%
		Non-owner	5.95%
Prepay Penalty: N/A	40.94%	Primary	93.08%
Prepay Penalty: 12 months	6.29%	Second Home	0.96%
Prepay Penalty: 24 months	44.73%
Prepay Penalty: 36 months	8.05%	Top 5 States:
		California	30.94%
First Lien	93.86%	Florida	14.93%
Second Lien	6.14%	New York	12.97%
		New Jersey	5.71%
		Maryland	5.54%
43

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	190	6,095,286.01	0.96%	11.343	326	98.02	634
50,000.01 - 100,000.00	445	32,814,706.26	5.15%	10.261	356	89.23	625
100,000.01 - 150,000.00	355	44,177,420.08	6.93%	9.467	358	84.71	628
150,000.01 - 200,000.00	267	46,507,349.58	7.30%	8.629	358	81.68	629
200,000.01 - 250,000.00	215	48,719,059.85	7.65%	8.384	358	81.51	635
250,000.01 - 300,000.00	159	43,851,699.32	6.88%	8.224	358	81.42	640
300,000.01 - 350,000.00	211	68,663,558.10	10.78%	8.149	358	81.39	644
350,000.01 - 400,000.00	121	45,276,777.73	7.11%	7.998	358	81.26	656
400,000.01 - 450,000.00	144	61,620,312.87	9.67%	8.149	358	81.69	634
450,000.01 - 500,000.00	128	60,870,967.20	9.55%	8.305	358	81.13	641
500,000.01 - 550,000.00	97	50,877,165.99	7.98%	8.388	358	80.84	626
550,000.01 - 600,000.00	77	44,541,523.89	6.99%	8.237	358	81.60	637
600,000.01 - 650,000.00	32	20,102,335.76	3.15%	8.167	358	81.71	652
650,000.01 - 700,000.00	30	20,343,199.91	3.19%	8.264	358	81.87	624
700,000.01 - 750,000.00	40	29,432,073.93	4.62%	8.284	358	77.38	622
750,000.01 - 800,000.00	7	5,479,897.16	0.86%	7.684	358	77.57	642
800,000.01 - 850,000.00	2	1,636,640.82	0.26%	7.108	359	85.03	642
850,000.01 - 900,000.00	2	1,759,635.41	0.28%	7.525	359	80.00	682
950,000.01 - 1,000,000.00	1	956,000.00	0.15%	7.250	359	80.00	637
1,000,000.01+	3	3,484,472.94	0.55%	7.265	358	73.88	657
Total	2,526	637,210,082.81	100.00%	8.463	358	81.95	636

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.500 - 5.999	6	2,477,096.37	0.39%	5.825	359	73.85	665
6.000 - 6.499	20	8,398,703.12	1.32%	6.336	358	79.99	672
6.500 - 6.999	104	36,368,950.87	5.71%	6.791	358	79.32	667
7.000 - 7.499	163	56,468,301.10	8.86%	7.266	358	80.97	656
7.500 - 7.999	419	143,032,106.52	22.45%	7.794	358	80.42	650
8.000 - 8.499	360	112,132,928.02	17.60%	8.244	358	81.77	638
8.500 - 8.999	423	136,056,815.93	21.35%	8.741	358	82.07	635
9.000 - 9.499	178	42,184,668.32	6.62%	9.211	358	81.95	620
9.500 - 9.999	254	44,644,145.03	7.01%	9.749	357	82.42	585
10.000 -10.499	80	10,973,664.78	1.72%	10.247	357	80.57	578
10.500 -10.999	146	15,982,432.32	2.51%	10.687	356	89.23	618
11.000 -11.499	149	11,899,656.61	1.87%	11.130	354	93.06	619
11.500 -11.999	101	9,301,721.92	1.46%	11.729	353	88.15	605
12.000 -12.499	62	3,877,397.97	0.61%	12.218	348	98.87	613
12.500 -12.999	51	2,936,780.76	0.46%	12.642	342	91.31	615
13.000 -13.499	7	375,937.50	0.06%	13.100	340	95.65	626
13.500 -13.999	3	98,775.67	0.02%	13.544	327	97.94	628
Total	2,526	637,210,082.81	100.00%	8.463	358	81.95	636

43

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
500-524	81	24,059,000.48	3.78%	9.925	358	73.28	511
525-549	131	31,190,148.35	4.89%	9.351	357	74.61	537
550-574	177	43,055,878.99	6.76%	8.921	358	80.52	561
575-599	283	67,974,761.90	10.67%	8.516	357	81.60	588
600-624	413	95,765,320.76	15.03%	8.416	358	84.04	612
625-649	497	117,491,172.53	18.44%	8.410	357	83.11	637
650-674	363	91,375,107.25	14.34%	8.183	357	82.55	662
675-699	270	75,239,666.84	11.81%	8.163	358	83.36	686
700+	311	91,059,025.71	14.29%	8.165	358	82.24	733
Total	2,526	637,210,082.81	100.00%	8.463	358	81.95	636

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	24	4,291,852.22	0.67%	8.391	358	39.57	579
50.00- 54.99	9	2,378,892.34	0.37%	8.126	358	52.78	618
55.00- 59.99	23	4,354,259.50	0.68%	9.216	353	57.58	558
60.00- 64.99	41	8,842,494.83	1.39%	9.308	358	62.52	563
65.00- 69.99	51	17,076,651.33	2.68%	8.916	357	67.90	584
70.00- 74.99	65	18,715,669.99	2.94%	9.104	358	71.92	569
75.00- 79.99	109	36,745,708.50	5.77%	8.506	358	76.77	591
80.00	1,110	350,462,470.62	55.00%	8.066	358	80.00	655
80.01- 84.99	24	6,821,336.33	1.07%	8.332	358	83.90	597
85.00- 89.99	167	46,812,710.84	7.35%	8.421	358	86.13	610
90.00- 94.99	321	87,664,768.51	13.76%	8.521	358	90.07	629
95.00- 99.99	85	10,242,950.53	1.61%	9.511	347	95.47	628
100.00	497	42,800,317.27	6.72%	10.688	355	100.00	656
Total	2,526	637,210,082.81	100.00%	8.463	358	81.95	636

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
120	14	265,970.31	0.04%	11.578	118	96.37	607
180	42	1,217,274.58	0.19%	10.865	178	90.91	633
240	4	139,356.89	0.02%	11.704	237	98.15	618
360	2,466	635,587,481.03	99.75%	8.457	358	81.93	636
Total	2,526	637,210,082.81	100.00%	8.463	358	81.95	636

43

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
61-120	14	265,970.31	0.04%	11.578	118	96.37	607
121-180	42	1,217,274.58	0.19%	10.865	178	90.91	633
181-240	4	139,356.89	0.02%	11.704	237	98.15	618
301-360	2,466	635,587,481.03	99.75%	8.457	358	81.93	636
Total	2,526	637,210,082.81	100.00%	8.463	358	81.95	636

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	118	27,490,144.92	4.31%	8.258	358	78.83	619
20.01 -25.00	59	11,748,221.53	1.84%	8.504	358	82.88	621
25.01 -30.00	106	23,213,050.37	3.64%	8.581	358	81.18	628
30.01 -35.00	192	40,285,602.78	6.32%	8.516	358	81.91	634
35.01 -40.00	340	85,148,584.82	13.36%	8.429	357	82.32	641
40.01 -45.00	510	128,433,419.90	20.16%	8.474	357	82.28	643
45.01 -50.00	953	246,403,100.41	38.67%	8.383	358	82.37	647
50.01 -55.00	246	74,185,010.49	11.64%	8.750	358	80.84	595
55.01 -60.00	2	302,947.59	0.05%	9.640	359	83.59	595
Total	2,526	637,210,082.81	100.00%	8.463	358	81.95	636

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	1,890	574,662,137.37	90.18%	8.309	358	80.88	635
Fixed Rate	636	62,547,945.44	9.82%	9.880	353	91.84	650
Total	2,526	637,210,082.81	100.00%	8.463	358	81.95	636

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2/28 6 MO LIBOR	1,058	279,257,486.12	43.83%	8.497	358	80.29	632
2/28 6 MO LIBOR 40/30 Balloon	546	199,123,675.97	31.25%	8.286	358	81.47	634
2/28 6 MO LIBOR IO	258	88,418,340.17	13.88%	7.799	358	81.20	643
3/27 6 MO LIBOR	11	1,533,219.36	0.24%	9.057	358	81.39	630
3/27 6 MO LIBOR 40/30 Balloon	7	2,451,338.06	0.38%	7.633	358	80.86	656
3/27 6 MO LIBOR IO	6	2,771,460.00	0.43%	7.480	358	86.29	661
5/25 6 MO LIBOR	1	215,874.43	0.03%	8.700	358	80.00	605
5/25 6 MO LIBOR 40/30 Balloon	3	890,743.26	0.14%	8.133	358	80.65	584
Fixed Rate	617	56,307,780.60	8.84%	10.107	353	92.94	650
Fixed Rate 40/30 Balloon	19	6,240,164.84	0.98%	7.830	358	81.99	648
Total	2,526	637,210,082.81	100.00%	8.463	358	81.95	636

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Interest Only	264	91,189,800.17	14.31%	7.790	358	81.36	643
Not Interest Only	2,262	546,020,282.64	85.69%	8.576	358	82.05	635
Total	2,526	637,210,082.81	100.00%	8.463	358	81.95	636

Interest Only Term	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
N/A	2,262	546,020,282.64	85.69%	8.576	358	82.05	635
60	264	91,189,800.17	14.31%	7.790	358	81.36	643
Total	2,526	637,210,082.81	100.00%	8.463	358	81.95	636

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: N/A	996	260,851,638.85	40.94%	8.560	358	82.45	645
Prepay Penalty: 12 months	120	40,057,034.50	6.29%	8.584	358	80.24	631
Prepay Penalty: 24 months	1,181	285,026,012.14	44.73%	8.426	358	81.77	630
Prepay Penalty: 36 months	229	51,275,397.32	8.05%	8.083	357	81.78	631
Total	2,526	637,210,082.81	100.00%	8.463	358	81.95	636

43

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	1,981	598,069,910.87	93.86%	8.292	358	80.80	635
Second Lien	545	39,140,171.94	6.14%	11.076	351	99.56	653
Total	2,526	637,210,082.81	100.00%	8.463	358	81.95	636

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Easy Documentation	18	6,301,024.12	0.99%	8.723	358	84.62	589
Full Documentation	1,382	319,580,384.27	50.15%	8.153	357	83.04	624
Stated Documentation	1,126	311,328,674.42	48.86%	8.776	358	80.79	650
Total	2,526	637,210,082.81	100.00%	8.463	358	81.95	636

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	608	176,256,962.77	27.66%	8.580	358	79.15	597
Home Improvement	43	14,150,400.73	2.22%	7.991	358	78.82	609
Purchase	1,860	442,576,515.39	69.46%	8.429	358	83.23	653
Rate/Term Refinance	15	4,226,203.92	0.66%	8.777	357	75.43	602
Total	2,526	637,210,082.81	100.00%	8.463	358	81.95	636

43

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2 Units	238	67,683,085.44	10.62%	8.354	358	82.53	661
3 Units	18	5,849,155.91	0.92%	8.380	357	83.12	644
4 Units	11	2,482,195.55	0.39%	8.484	354	81.29	633
Condominium	167	35,587,231.17	5.58%	8.636	357	80.77	649
PUD	1	695,528.23	0.11%	7.950	358	80.00	622
Single Family	2,091	524,912,886.51	82.38%	8.467	358	81.95	632
Total	2,526	637,210,082.81	100.00%	8.463	358	81.95	636

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Non-owner	204	37,933,305.34	5.95%	8.926	357	84.42	647
Primary	2,295	593,137,948.57	93.08%	8.437	358	81.77	636
Second Home	27	6,138,828.90	0.96%	8.149	357	84.46	611
Total	2,526	637,210,082.81	100.00%	8.463	358	81.95	636

43

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Arizona	56	14,280,084.81	2.24%	8.229	358	81.35	640
Arkansas	2	272,800.00	0.04%	8.239	359	80.00	676
California	588	197,176,636.33	30.94%	8.330	358	82.26	639
Colorado	23	4,286,061.19	0.67%	8.146	357	78.67	620
Connecticut	29	6,517,834.51	1.02%	9.065	358	82.10	606
Delaware	8	1,184,082.54	0.19%	8.572	358	81.53	600
District of Columbia	27	7,501,631.65	1.18%	8.645	357	81.02	663
Florida	473	95,145,854.94	14.93%	8.644	357	80.99	631
Georgia	89	12,790,088.94	2.01%	8.697	356	86.58	628
Hawaii	21	6,790,060.39	1.07%	8.577	357	74.44	636
Idaho	7	1,335,303.15	0.21%	8.380	357	83.83	600
Illinois	111	23,750,107.58	3.73%	8.732	357	83.38	631
Indiana	22	2,238,811.30	0.35%	9.152	358	86.67	634
Iowa	2	122,491.64	0.02%	10.122	358	81.45	586
Kansas	4	817,929.01	0.13%	9.161	359	87.26	608
Kentucky	6	488,257.45	0.08%	9.701	348	87.13	591
Maine	1	101,926.54	0.02%	7.650	358	85.00	747
Maryland	146	35,276,609.39	5.54%	8.413	358	81.65	628
Massachusetts	76	20,419,329.08	3.20%	8.490	358	80.56	622
Michigan	51	8,017,060.83	1.26%	8.463	358	83.54	644
Minnesota	15	2,042,666.46	0.32%	8.773	356	85.60	604
Missouri	14	1,873,780.06	0.29%	8.575	357	82.46	666
Montana	1	36,600.00	0.01%	11.875	359	100.00	613
Nevada	50	11,341,950.14	1.78%	8.331	358	83.21	623
New Hampshire	5	555,502.58	0.09%	8.761	359	69.99	604
New Jersey	120	36,381,256.95	5.71%	8.705	357	82.12	639
New Mexico	6	1,149,092.31	0.18%	8.228	356	86.47	609
New York	243	82,665,925.94	12.97%	8.175	358	81.87	661
North Carolina	32	2,941,341.61	0.46%	8.961	355	82.63	614
Ohio	30	3,765,904.22	0.59%	8.701	358	83.07	599
Oklahoma	7	871,144.65	0.14%	8.695	358	86.72	645
Oregon	10	2,099,132.56	0.33%	8.271	358	84.68	627
Pennsylvania	44	6,521,930.86	1.02%	9.276	358	80.84	595
Rhode Island	10	2,176,818.55	0.34%	9.163	358	71.50	596
South Carolina	17	3,065,068.80	0.48%	8.761	358	83.51	608
Tennessee	13	1,147,922.91	0.18%	9.320	357	85.84	572
Texas	48	10,476,361.39	1.64%	8.487	358	82.26	664
Utah	8	1,147,799.04	0.18%	8.562	358	85.77	605
Vermont	1	321,344.42	0.05%	10.850	354	70.00	524
Virginia	74	20,873,806.92	3.28%	8.453	357	81.76	615
Washington	20	5,020,838.35	0.79%	8.293	358	81.79	617
West Virginia	2	260,477.83	0.04%	8.907	359	79.45	601
Wisconsin	14	1,960,454.99	0.31%	9.137	356	87.46	619
Total	2,526	637,210,082.81	100.00%	8.463	358	81.95	636

43

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
3.000 - 3.499	4	1,613,096.37	0.28%	5.737	359	79.98	653
3.500 - 3.999	20	8,349,931.61	1.45%	6.328	358	79.77	676
4.000 - 4.499	65	22,972,223.60	4.00%	6.728	358	79.26	671
4.500 - 4.999	157	54,147,528.23	9.42%	7.228	358	80.96	655
5.000 - 5.499	338	112,445,030.29	19.57%	7.718	358	80.88	649
5.500 - 5.999	393	129,216,673.49	22.49%	8.176	358	80.95	641
6.000 - 6.499	397	127,774,467.45	22.23%	8.672	358	82.01	635
6.500 - 6.999	516	118,143,186.33	20.56%	9.602	358	79.93	594
Total	1,890	574,662,137.37	100.00%	8.309	358	80.88	635

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
4.000 - 4.499	1	453,600.00	0.08%	6.750	357	80.00	701
5.000 - 5.499	1	479,847.48	0.08%	7.640	358	80.00	582
5.500 - 5.999	6	2,610,540.52	0.45%	6.359	358	79.99	655
6.000 - 6.499	20	8,398,703.12	1.46%	6.336	358	79.99	672
6.500 - 6.999	90	31,339,272.72	5.45%	6.803	358	79.83	666
7.000 - 7.499	155	53,079,039.84	9.24%	7.267	358	80.88	655
7.500 - 7.999	396	136,442,175.87	23.74%	7.799	358	80.52	650
8.000 - 8.499	346	108,336,771.47	18.85%	8.242	358	81.72	638
8.500 - 8.999	412	133,196,695.78	23.18%	8.742	358	82.06	635
9.000 - 9.499	164	40,780,665.24	7.10%	9.209	358	81.93	621
9.500 - 9.999	171	38,010,850.58	6.61%	9.739	358	79.68	571
10.000 -10.499	47	8,159,748.63	1.42%	10.254	358	75.54	550
10.500 -10.999	41	7,187,064.67	1.25%	10.680	358	76.82	547
11.000 -11.499	20	2,663,120.64	0.46%	11.198	358	72.53	528
11.500 -11.999	15	3,019,232.18	0.53%	11.752	358	64.81	538
12.000 -12.499	1	55,985.17	0.01%	12.350	358	70.00	549
12.500 -12.999	4	448,823.46	0.08%	12.714	357	53.16	558
Total	1,890	574,662,137.37	100.00%	8.309	358	80.88	635

43

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
11.500 -11.999	5	2,017,096.37	0.35%	5.788	359	79.99	656
12.000 -12.499	20	8,398,703.12	1.46%	6.336	358	79.99	672
12.500 -12.999	91	31,792,872.72	5.53%	6.802	358	79.84	666
13.000 -13.499	155	53,079,039.84	9.24%	7.267	358	80.88	655
13.500 -13.999	397	136,922,023.35	23.83%	7.799	358	80.52	650
14.000 -14.499	347	108,930,215.62	18.96%	8.242	358	81.71	638
14.500 -14.999	412	133,196,695.78	23.18%	8.742	358	82.06	635
15.000 -15.499	164	40,780,665.24	7.10%	9.209	358	81.93	621
15.500 -15.999	170	37,697,674.75	6.56%	9.738	358	79.68	572
16.000 -16.499	48	8,472,924.46	1.47%	10.243	358	75.70	549
16.500 -16.999	41	7,187,064.67	1.25%	10.680	358	76.82	547
17.000 -17.499	20	2,663,120.64	0.46%	11.198	358	72.53	528
17.500 -17.999	15	3,019,232.18	0.53%	11.752	358	64.81	538
18.000 -18.499	1	55,985.17	0.01%	12.350	358	70.00	549
18.500 -18.999	4	448,823.46	0.08%	12.714	357	53.16	558
Total	1,890	574,662,137.37	100.00%	8.309	358	80.88	635

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.000	1,890	574,662,137.37	100.00%	8.309	358	80.88	635
Total	1,890	574,662,137.37	100.00%	8.309	358	80.88	635

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.500	1,890	574,662,137.37	100.00%	8.309	358	80.88	635
Total	1,890	574,662,137.37	100.00%	8.309	358	80.88	635

43

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
10/01/07	1	97,152.94	0.02%	9.050	353	75.00	546
11/01/07	5	1,542,567.86	0.27%	8.639	354	78.03	547
12/01/07	8	2,074,311.51	0.36%	8.376	355	73.44	573
01/01/08	48	13,208,902.18	2.30%	8.293	356	80.79	625
02/01/08	196	59,263,281.97	10.31%	8.105	357	80.05	645
03/01/08	1,111	342,984,605.54	59.68%	8.347	358	80.79	632
04/01/08	493	147,628,680.26	25.69%	8.319	359	81.46	639
12/01/08	1	52,719.20	0.01%	10.740	355	80.00	570
01/01/09	1	447,601.09	0.08%	7.900	356	80.00	646
02/01/09	2	276,141.08	0.05%	8.504	357	77.90	600
03/01/09	12	3,493,053.05	0.61%	7.638	358	84.47	669
04/01/09	8	2,486,503.00	0.43%	8.123	359	82.68	637
01/01/11	1	195,895.78	0.03%	9.650	356	80.00	575
03/01/11	2	695,721.91	0.12%	7.969	358	80.00	589
04/01/11	1	215,000.00	0.04%	7.850	359	82.69	596
Total	1,890	574,662,137.37	100.00%	8.309	358	80.88	635

Silent 2nd	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Has 2nd lien	1,132	351,055,946.46	55.09%	8.056	358	81.18	660
No Silent 2nd	1,394	286,154,136.35	44.91%	8.962	357	82.90	607
Total	2,526	637,210,082.81	100.00%	8.463	358	81.95	636